UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF

THE SECURITIES EXCHANGE ACT OF 1934

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PROVIDE COMMERCE, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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October 11, 2005

Dear Stockholder:

This letter accompanies the Notice of Annual Meeting of Stockholders and related Proxy Statement for the meeting to be held on Wednesday, November 9, 2005 at 8:00 a.m. local time at our executive offices located at 5005 Wateridge Vista Drive, San Diego, California 92121. We hope you will attend in person.

At the meeting, the stockholders will be asked to elect nine directors to our board of directors, to approve an amended and restated benefit plan and to ratify the selection of our independent registered public accounting firm.

Following the meeting, we will also present a report on our operations and activities. Management will be pleased to answer your questions about Provide Commerce.

The Notice of Annual Meeting of Stockholders and related Proxy Statement accompanying this letter describe the matters upon which stockholders will vote at the upcoming meeting, and we urge you to read these materials carefully.

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, WE URGE YOU TO SIGN AND RETURN YOUR PROXY CARD SO WE CAN BE SURE OF A QUORUM TO VOTE ON THESE PROPOSALS FOR STOCKHOLDER ACTION. If you attend the meeting, you may revoke your proxy and vote in person, if you so desire.

Sincerely,

William Strauss
Chief Executive Officer and Director

PROVIDE COMMERCE, INC.

5005 Wateridge Vista Drive

San Diego, California 92121

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON NOVEMBER 9, 2005

TO THE STOCKHOLDERS OF PROVIDE COMMERCE, INC.:

The annual meeting of the stockholders of Provide Commerce, Inc. will be held on November 9, 2005 at 8:00 a.m. at our executive offices located at 5005 Wateridge Vista Drive, San Diego, California 92121, for the following purposes:

•	to elect nine directors of Provide Commerce;

•	to approve the amended and restated 2003 Stock Incentive Plan;

•	to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2006; and

•	to transact such other business as may be properly brought before the meeting or any adjournment thereof.

Stockholders of record at the close of business on September 30, 2005 are entitled to notice of and to vote at our annual meeting and at any adjournment or postponement thereof.

Accompanying this notice is a proxy card. Whether or not you expect to be at our annual meeting, please complete, sign and date the enclosed proxy card and return it promptly. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for that purpose.

In addition to granting a proxy to vote by mail, you have two alternative methods of granting a proxy to vote. If you are a registered stockholder you may vote by telephone, or electronically through the Internet, by following the instructions included with the proxy card. If your shares are held in “street name,” please check the proxy card or contact your broker or nominee to determine whether you will be able to vote by telephone or electronically.

If you plan to attend our annual meeting and wish to vote your shares personally, you may do so at any time before your proxy is voted. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain from the record holder a proxy issued in your name.

All stockholders are cordially invited to attend the meeting.

BY ORDER OF THE BOARD OF DIRECTORS,

Blake T. Bilstad
Senior Vice President, General Counsel and Secretary

San Diego, California

October 11, 2005

Page
ABOUT THE ANNUAL MEETING	1
What is the purpose of the annual meeting?	1
Why am I receiving these materials?	1
Who can vote at the annual meeting?	1
How do I vote?	2
Can I vote by telephone or electronically?	2
How many votes do I have?	2
What if I return a proxy card but do not make specific choices?	2
Who is paying for this proxy solicitation?	3
What does it mean if I receive more than one proxy card?	3
Can I change my vote after submitting my proxy?	3
How are votes counted?	3
How many votes are needed to approve each proposal?	3
What is the quorum requirement?	4
What are the board of directors’ recommendations?	4
How can I find out the results of the voting at the annual meeting?	4
When are stockholder proposals due for next year’s annual meeting?	4

PROPOSAL 1 – ELECTION OF DIRECTORS	5
Who are the nominees for election to the board of directors?	5
Are a majority of the members of the board independent under Nasdaq Stock Market listing standards?	7
How often did the board meet during fiscal 2005?	7
What are the committees of the board and which directors are on those committees?	8
What is our director nomination process?	9
What is our process for stockholder communications with the board of directors?	10
What is our policy regarding board member attendance at the annual meeting?	10
How are directors compensated?	10
Code of Business Conduct and Ethics	11

PROPOSAL 2 – APPROVAL OF THE AMENDED AND RESTATED 2003 STOCK INCENTIVE PLAN	12

PROPOSAL 3 – RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	20
Audit and All Other Fees	20
Audit and Corporate Governance Committee Policy Regarding Pre-Approval of Audit and Permissible Non-Audit Services of Our Independent Registered Public Accounting Firm	21

REPORT OF THE AUDIT AND CORPORATE GOVERNANCE COMMITTEE	21
MANAGEMENT	23
Who are our executive officers?	23
How are the executive officers compensated?	25
Do the named executive officers have employment contracts or change of control agreements?	27
Equity Compensation Plans and Other Benefit Plans	29

REPORT OF THE COMPENSATION COMMITTEE	32
Compensation Philosophy	32
Elements of the Executive Compensation Program	32
CEO Compensation	33
Section 162(m) Compliance	34
Conclusion	34

PROVIDE COMMERCE, INC.

5005 Wateridge Vista Drive

San Diego, California 92121

PROXY STATEMENT

FOR ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON NOVEMBER 9, 2005

ABOUT THE ANNUAL MEETING

What is the purpose of the annual meeting?

At our 2005 Annual Meeting of Stockholders, stockholders will act upon:

•	the election of nine directors;

•	the approval of the amended and restated 2003 Stock Incentive Plan;

•	the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2006; and

•	any other business as may be properly brought before the meeting.

In addition, our management will report on our performance and respond to questions from stockholders.

Why am I receiving these materials?

We sent you this proxy statement and the enclosed proxy card because the board of directors of Provide Commerce, Inc. is soliciting your proxy to vote at the 2005 Annual Meeting of Stockholders. You are invited to attend the annual meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card, or follow the instructions on the proxy card with regard to telephone or Internet voting.

We intend to mail this proxy statement and accompanying proxy card on or about October 11, 2005 to all stockholders of record entitled to vote at the annual meeting.

Who can vote at the annual meeting?

Only stockholders of record at the close of business on September 30, 2005 will be entitled to vote at the annual meeting. On this record date, there were 11,984,985 shares of common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If on September 30, 2005 your shares were registered directly in your name with our transfer agent, EquiServe Trust Company, then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return the enclosed proxy card to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on September 30, 2005 your shares were held in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the annual meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.

How do I vote?

You may either vote “For” the nominees to the board of directors or you may abstain from voting for the nominees. You may vote “For” or “Against” or abstain from voting for the approval of the amended and restated 2003 Stock Incentive Plan. You may vote “For” or “Against” or abstain from voting for the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2006. The procedures for voting are fairly simple:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the annual meeting or vote by proxy using the enclosed proxy card. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person if you have already voted by proxy.

•	To vote in person, come to the annual meeting and we will give you a ballot when you arrive.

•	To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the annual meeting, we will vote your shares as you direct.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from us directly. Simply complete and mail the proxy card to ensure that your vote is counted. Alternatively, you may vote by telephone or over the Internet as instructed by your broker or bank. To vote in person at the annual meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

Can I vote by telephone or electronically?

If you are a registered stockholder you may vote by telephone, or electronically through the Internet, by following the instructions included with your proxy card. If your shares are held in “street name,” please check your proxy card or contact your broker or nominee to determine whether you will be able to vote by telephone or electronically. The deadline for voting by telephone or electronically is 11:59 p.m., Eastern time, on November 8, 2005, or such earlier time as may be determined by your broker or nominee.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you owned as of September 30, 2005.

What if I return a proxy card but do not make specific choices?

If you return a signed and dated proxy card without marking any voting selections, your shares will be voted “For” the election of each of the nominees for director, “For” the approval of the amended and restated 2003 Stock Incentive Plan and “For” the proposal to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2006. If any other matter is properly presented at the meeting, your proxy (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, our directors and employees may also solicit proxies in person, by telephone or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one proxy card?

If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return each proxy card to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the final vote at the meeting. You may revoke your proxy in any one of three ways:

•	you may submit another properly completed proxy card with a later date;

•	you may send a written notice that you are revoking your proxy to our Secretary at Provide Commerce’s principal executive offices, 5005 Wateridge Vista Drive, San Diego, California 92121; or

•	you may attend the annual meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.

How are votes counted?

Votes will be counted by the inspector of election appointed for the meeting, who will separately count “For” and (with respect to proposals other than the election of directors) “Against” votes, abstentions and broker non-votes. Abstentions will be counted toward the vote total for each proposal, and will have the same effect as “Against” votes. Broker non-votes have no effect and will not be counted toward the vote total for any proposal.

If your shares are held by your broker as your nominee (that is, in “street name”), you will need to obtain a proxy form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker to vote your shares. If you do not give instructions to your broker, your broker can vote your shares with respect to “discretionary” items, including Proposals 1 and 3, but not with respect to “non-discretionary” items, which includes Proposal 2. Discretionary items are proposals considered routine under applicable rules on which your broker may vote shares held in street name in the absence of your voting instructions. On non-discretionary items, if any, for which you do not give your broker instructions, the shares will be treated as broker non-votes.

How many votes are needed to approve each proposal?

•	For Proposal 1, the election of directors, the nine nominees receiving the highest number of affirmative votes of the shares present and entitled to vote either in person or by proxy will be elected to the board of directors. Broker non-votes will have no effect, and votes withheld from any director are counted for purposes of determining the presence or absence of a quorum, but have no other legal effect under Delaware law.

•	For Proposal 2, the proposal to approve the amended and restated 2003 Stock Incentive Plan, approval will require a “For” vote from the majority shares present and entitled to vote either in person or by proxy. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will not be counted as shares entitled to vote on the matter and will have no effect on the result of the vote.

•	For Proposal 3, the proposal to ratify Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2006, approval will require a “For” vote from the majority of shares present and entitled to vote either in person or by proxy. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if at least a majority of the outstanding shares are represented by stockholders present at the meeting or by proxy. On the record date, September 30, 2005, there were 11,984,985 shares outstanding and entitled to vote. As a result, 5,992,493 shares present at the meeting or by proxy will constitute a quorum.

Your shares will be counted toward the quorum only if you submit a valid proxy vote or vote at the meeting. Abstentions and broker non-votes will be counted toward the quorum requirement. If there is no quorum, a majority of the votes present at the meeting may adjourn the meeting to another date.

What are the board of directors’ recommendations?

Our board of directors’ recommendation is set forth together with the description of each item in this proxy statement. In summary, our board recommends a vote:

•	FOR election of the nominated slate of directors (see “Proposal 1”);

•	FOR approval of the amended and restated 2003 Stock Incentive Plan (see “Proposal 2”); and

•	FOR ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal 2006 (see “Proposal 3”).

How can I find out the results of the voting at the annual meeting?

Preliminary voting results will be announced at the annual meeting. Final voting results will be published in our quarterly report on Form 10-Q for the second quarter of fiscal 2006.

When are stockholder proposals due for next year’s annual meeting?

Under the present rules of the SEC, to be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by June 13, 2006, which is 120 days prior to the first anniversary of the mailing date of this proxy statement, to Provide Commerce’s Secretary at 5005 Wateridge Vista Drive, San Diego, California 92121. Under our restated bylaws, stockholders wishing to submit proposals or director nominations for our 2006 annual meeting of stockholders must do so no later than July 13, 2006, which is 120 days prior to the first anniversary of our 2005 annual meeting date, unless the date of the 2006 annual meeting of stockholders is more than 30 days before or after the one-year anniversary of the 2005 annual meeting. If the stockholder fails to give notice by this date, then the persons named as proxies in the proxies solicited by our board of directors for the 2006 annual meeting may exercise discretionary voting power regarding any such proposal. Stockholders are also advised to review our restated bylaws, which contain additional advance notice requirements, including requirements with respect to advance notice of stockholder proposals and director nominations.

PROPOSAL 1

ELECTION OF DIRECTORS

Our board of directors is presently composed of nine members. The directors elected at the annual meeting will serve until the 2006 annual meeting of stockholders and until their successors are elected and have been qualified, or until their earlier death, resignation or removal. Our restated bylaws provide that the authorized number of directors, which is currently nine, may be changed only by a resolution adopted by at least a majority of our directors then in office or by holders of at least a majority of our outstanding shares represented at our annual meeting of stockholders. Any additional directorships resulting from an increase in the number of directors may only be filled by our board of directors.

Proxies may only be voted for the number of nominees named below, and may not be voted for a greater number of persons.

Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the meeting. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the nominee named below. In the event that the nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as management may propose.

Who are the nominees for election to the board of directors?

The information set forth below as to the nominees for director has been furnished to us by the nominees:

Name	Age	Present Position with the Company
Joel T. Citron	43	Chairman of the Board of Directors
David E. R. Dangoor	56	Director
Joseph P. Kennedy	53	Director
Arthur B. Laffer, Ph.D.	65	Director
Peter J. McLaughlin	67	Director
James M. Myers	47	Director
Jordanna Schutz	25	Director
Marilyn R. Seymann, Ph.D.	62	Director
William Strauss	47	Chief Executive Officer and Director

Joel T. Citron has served as a member of our board of directors since May 2000. Mr. Citron has served as chairman of our board of directors since October 2001. Since October 2002, Mr. Citron has served as president and chief executive officer of Jovian Holdings, Inc. From 1998 to 2001, Mr. Citron was director, vice chairman, president and chief executive officer of Mastec Inc., a publicly traded end-to-end communications and energy infrastructure service provider. From 1992 to 1998, Mr. Citron was chairman and chief executive officer of Proventus Inc., the U.S. subsidiary of Proventus AB, a large investment holding company. From 1996 to 1998, Mr. Citron was chairman of American Information Systems, Inc., a network implementation and Internet software development company co-founded by Mr. Jared Schutz Polis, our founder. Mr. Citron currently serves as chairman of the board of directors of OXiGENE, Inc., a publicly traded bio-tech company. Mr. Citron holds an M.A. in Economics and a B.S. in business administration from the University of Southern California.

David E. R. Dangoor joined our board of directors in September 2003 and currently serves as the chairman of our compensation committee. Prior to his retirement in August 2002, Mr. Dangoor served as executive vice president for Philip Morris International Inc., a position he held from 1992. He also served in a variety of senior management roles with Philip Morris U.S.A. and Philip Morris International Inc. from 1976 through 1992. He is currently a principal of an international marketing consulting company. Mr. Dangoor is a member of the board of directors of the New York City Ballet, Inc., a non-profit organization. He is also a director of the board of the

International Sephardic Education Foundation, a non-profit organization, and is the president of the American Sephardi Federation, a non-profit organization. Mr. Dangoor currently serves on the board of directors of BioGaia AB, a Swedish public biotechnology company. Mr. Dangoor holds the equivalent of an M.B.A. from Stockholm School of Economics.

Joseph P. Kennedy has served as a member of our board of directors since May 2000 and currently serves as the chairman of our nominating committee. Mr. Kennedy is a former U.S. congressman and House Banking Committee member and Subcommittee chairman. Since January 1998, Mr. Kennedy has served as the chairman and president of Citizens Energy Corporation, a non-profit company supporting a wide array of social and charitable programs in the U.S. and abroad. Mr. Kennedy holds a B.A. in public service from the University of Massachusetts-Boston.

Arthur B. Laffer, Ph.D. has served as a member of our board of directors since December 1998. Dr. Laffer has been chairman of Laffer Associates, an economic research and financial consulting firm, since 1979; chief executive officer of Laffer Advisors Inc., a broker-dealer, since 1981; and chief executive officer of Laffer Investments, an investment management firm, since 1999. Dr. Laffer is a director of Jovian Holdings, Inc. and presently serves on the boards of directors of the following publicly traded companies: PETCO Animal Supplies, Inc., Nicholas Applegate Growth Equity Fund, OXiGENE, Inc., MPS Group, Inc. and Veolia Environnement. Dr. Laffer is a 1963 graduate of Yale University. Dr. Laffer received his M.B.A. in 1965 and his Ph.D. in economics in 1972, each from Stanford University.

Peter J. McLaughlin joined our board of directors in September 2003. Mr. McLaughlin is currently the associate director of principal gifts for Boston College, a position he has held since September 2002. From September 1999 through August 2002, he was the managing director of Bernheimer Associates, a merger and acquisition firm concentrating on representing companies for sale in the direct marketing and direct mail businesses. From March 1996 through August 1999, he served as the executive vice president of corporate development for Vestcom International, a document management business. Mr. McLaughlin has served in a number of other senior management positions with various companies, including senior vice president of First Image Management Company, chief executive officer of Micrographics Systems, and president and chief executive officer of Alves Photo. Mr. McLaughlin received an M.B.A. from Northeastern University and an A.B. in economics from Boston College.

James M. Myers joined our board of directors in November 2003 and currently services as the chairman of our audit and corporate governance committee. Mr. Myers is currently the chief executive officer of PETCO Animal Supplies, Inc., a publicly traded company which he joined in May 1990. Mr. Myers became chief executive officer of PETCO in March 2004. From 1998 to 2004, Mr. Myers served as executive vice president and chief financial officer of PETCO. From 1996 to 1998, Mr. Myers served as senior vice president, finance and before that as vice president, finance and as vice president and controller of PETCO. From 1980 to 1990, Mr. Myers held various positions at the accounting firm of KPMG LLP, including senior audit manager. Mr. Myers also presently serves on the board of directors of PETCO. Mr. Myers earned a CPA and received an accounting degree from John Carroll University.

Jordanna Schutz joined our board of directors in September 2003. From May 1999 through December 1999, Ms. Schutz served as director of development of Bluemountain.com, an Internet electronic greeting card website. Bluemountain.com was sold to Excite@Home in December 1999. Ms. Schutz was a full-time student at Harvard University from September 1998 until June 2003, other than the time she spent at Bluemountain.com. While a student at Harvard, she pursued nanotechnology research, and she has since pursued economics research in affiliation with Massachusetts Institute of Technology. Ms. Schutz serves on the board of directors of Jovian Holdings, Inc. She received a B.A. in physics and math from Harvard in 2003.

Marilyn R. Seymann, Ph.D. joined our board of directors in October 2004. Dr. Seymann is currently associate dean of the College of Law at Arizona State University. Prior to July 2005, she was president and chief executive officer of M One, Inc., a management and governance consulting firm. Dr. Seymann had been with M One since 1991. She is a director of EOS International, a direct selling company, and presently serves on the boards of directors of the following publicly traded companies: Maximus, Inc., a government services company; and Beverly Enterprises, Inc., a health care company. Dr. Seymann holds a Ph.D. from California Western University, an M.A. from Columbia University and a B.A. from Brandeis University.

William Strauss joined us in April 1998 as president and chief operating officer. Mr. Strauss was promoted to chief executive officer in November 1999 and was elected a member of our board of directors in December 1998. From October 2001 to November 2004, Mr. Strauss was also our assistant secretary. Prior to joining us, Mr. Strauss was part of the senior management team at ChipSoft, Inc., the makers of TurboTax, which was acquired by Intuit, Inc. in 1993. In the early 1990s, Mr. Strauss was vice president of operations for Hanover Direct, a large catalog company. Mr. Strauss holds a B.A. in accounting from Syracuse University.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE “FOR” THE ABOVE NOMINEES

Are a majority of the members of the board independent under Nasdaq Stock Market listing standards?

A majority of the members of our board of directors meet the definition of “independent director” under the Nasdaq Stock Market qualification standards. After review of all relevant transactions or relationships between each director, or any of his or her family members, and our company, its senior management and its independent auditors, the board of directors affirmatively has determined that all of our directors are independent directors within the meaning of the applicable Nasdaq listing standards except for Mr. Strauss, who is our chief executive officer, Mr. Citron, who is our chairman of the board and serves on the board of directors of Jovian Holdings, Inc., Dr. Laffer, who serves on the board of directors of Jovian Holdings, and Ms. Schutz, who serves on the board of directors of Jovian Holdings. Jovian Holdings is the investment advisory and decision making entity for our stockholders JPS International LLC and Internet Floral Concepts, L.P. and for the shares of our capital stock held by Mr. Polis. Jovian Holdings is a wholly owned subsidiary of JPS International LLC.

As required under the Nasdaq Stock Market listing standards, our independent directors meet in regularly scheduled executive sessions at which only independent directors are present. Persons interested in communicating with our independent directors may address correspondence to a particular director, or to the independent directors generally, in care of Provide Commerce, Inc., 5005 Wateridge Vista Drive, San Diego, California 92121. If no particular director is named, letters will be forwarded, depending on the subject matter, to the chair of the audit and corporate governance committee, compensation committee or nominating committee.

How often did the board meet during fiscal 2005?

Our board of directors held a total of five meetings, including telephonic meetings, during fiscal 2005. No director attended fewer than 75% of the aggregate of the total number of meetings of our board of directors and the total number of meetings held by all committees of our board of directors on which the director served. In addition, the board of directors took action by written consent on two occasions during fiscal 2005.

What are the committees of the board and which directors are on those committees?

The following table provides membership and meeting information for fiscal 2005 for the board of directors’ audit and corporate governance committee, compensation committee, nominating committee and executive committee:

Committee
Director	Audit and Corporate Governance	Compensation	Nominating	Executive
Joel T. Citron				X
David E. R. Dangoor	X	X (Chair)	X
Joseph P. Kennedy			X (Chair)
Arthur B. Laffer, Ph.D.				X
Peter J. McLaughlin	X	X
James M. Myers	X (Chair)
Jordanna Schutz
Marilyn R. Seymann, Ph.D.		X
William Strauss				X

Below is a description of each committee referred to above. Our board of directors has determined that each member of each of our audit and corporate governance committee, compensation committee and nominating committee meets the applicable rules and regulations regarding “independence” and that each member is free of any relationship that would interfere with his or her individual exercise of independent judgment with regard to Provide Commerce.

Audit and Corporate Governance Committee. The audit and corporate governance committee is a standing committee of, and operates under a written charter adopted by, our board of directors. A copy of the charter for the audit and corporate governance committee was previously included as ANNEX A to our proxy statement for the 2004 annual meeting. The audit and corporate governance committee reviews and monitors our financial statements and accounting practices, appoints, determines funding for, and oversees our independent auditors, reviews the results and scope of the audit and other services provided by our independent auditors, and reviews and evaluates our audit and control functions. The audit and corporate governance committee also assists the board of directors in developing and recommending to our board corporate governance guidelines and by providing oversight with respect to corporate governance and ethical conduct.

The audit and corporate governance committee consists of Messrs. Myers (chairman), Dangoor and McLaughlin, each of whom are independent directors under the Nasdaq Stock Market qualification standards. Mr. Myers is our audit committee financial expert under SEC rules implementing Section 407 of the Sarbanes-Oxley Act of 2002. The audit and corporate governance committee held a total of eight meetings, including telephonic meetings, during fiscal 2005.

Compensation Committee. The compensation committee makes decisions and recommendations regarding salaries, bonuses, benefits and incentive compensation for our directors and executive officers and administers our incentive compensation and benefit plans, including our 2003 Stock Incentive Plan and our 2003 Employee Stock Purchase Plan. The compensation committee consists of Messrs. Dangoor (chairman) and McLaughlin and Dr. Seymann, each of whom are independent directors under the Nasdaq Stock Market qualification standards. The compensation committee held a total of five meetings, including telephonic meetings, during fiscal 2005.

Nominating Committee. The nominating committee assists the board of directors in fulfilling its responsibilities by:

•	identifying and approving individuals qualified to serve as members of our board of directors; and

•	selecting director nominees for our annual meetings of stockholders.

The nominating committee consists of Messrs. Kennedy (chairman) and Dangoor, each of whom are independent directors under the Nasdaq Stock Market qualification standards. The nominating committee is governed by a written charter approved by our board of directors, a copy of which was previously included as ANNEX B to our proxy statement for the 2004 annual meeting. The nominating committee held a total of three meetings during fiscal 2005.

Executive Committee. The executive committee assists our board of directors in the management of our business and affairs with the powers and authority of our board of directors as directed by our board. During fiscal 2005, the executive committee consisted of Messrs. Citron and Strauss and Dr. Laffer. The executive committee held a total of two meetings during fiscal 2005.

Other Committees. Our board of directors may establish other committees as it deems necessary or appropriate from time to time.

What is our director nomination process?

Director Qualifications. The nominating committee’s goal is to assemble a board of directors that brings to our company a variety of perspectives and skills derived from high quality business and professional experience. In evaluating director nominees, the nominating committee considers the following factors:

•	personal and professional integrity, ethics and values;

•	diversity of expertise and experience in substantive matters pertaining to our business relative to other board members; and

•	practical and mature business judgment.

There are no stated minimum criteria for director nominees. The nominating committee may also consider such other facts as it may deem are in the best interests of our company and our stockholders. The nominating committee does, however, believe it appropriate for at least one member of our board of directors to meet the criteria for an “audit committee financial expert” as defined by SEC rules, and that a majority of the members of our board of directors be independent directors under the Nasdaq Stock Market qualification standards. At this time, the nominating committee also believes it appropriate for our chief executive officer to serve as a member of our board of directors.

Identification and Evaluation of Nominees for Directors. The nominating committee identifies nominees for director by first evaluating the current members of the board of directors willing to continue in service. Current members with qualifications and skills that are consistent with the nominating committee’s criteria for board of directors service and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of the board of directors with that of obtaining a new perspective. If any member of the board of directors does not wish to continue in service or if the board of directors decides not to re-nominate a member for re-election, the nominating committee identifies the desired skills and experience of a new nominee in light of the criteria above. The nominating committee generally polls the board of directors and members of management for their recommendations. The nominating committee may also seek input from industry experts or analysts. The nominating committee reviews the qualifications, experience and background of the candidates. Final candidates are then interviewed by various members of our board of directors as well as executive management. In making its determinations, the nominating committee evaluates each individual in the context of our board of directors as a whole, with the objective of assembling a group that can best perpetuate our success and represent stockholder interests through the exercise of sound judgment. After review and deliberation of all feedback and data, the nominating committee makes its recommendation to the board of directors. Historically, the nominating committee has not relied on third-party search firms to identify board of director candidates. The nominating committee may in the future choose to do so in those situations where particular qualifications are required or where existing contacts are not sufficient to identify an appropriate candidate.

We have not received director candidate recommendations for the annual meeting from our stockholders and do not have a formal policy regarding consideration of such recommendations. However, any recommendations received from stockholders will be evaluated in the same manner that potential nominees suggested by board members, management or other parties are evaluated.

What is our process for stockholder communications with the board of directors?

Historically, we have not adopted a formal process for stockholder communications with the board of directors. Nevertheless, every effort has been made to ensure that the views of stockholders are heard by the board of directors or individual directors, as applicable, and that appropriate responses are provided to stockholders in a timely manner. We believe our responsiveness to stockholder communications to the board of directors has been excellent.

What is our policy regarding board member attendance at the annual meeting?

It is our policy to invite, but not require, the members of our board of directors to attend the annual meeting. Five out of eight directors attended our 2004 annual meeting.

How are directors compensated?

Effective as of November 9, 2005, we pay Mr. Citron, the chairman of our board of directors, an annual retainer and fixed reimbursement compensation of $138,000 to serve as the chairman of our board of directors, which includes all expenses incurred by Mr. Citron on our behalf except for airfare, transportation and hotels for which we separately reimburse Mr. Citron.

Effective as of November 9, 2005, we pay our non-employee board members the following fees related to their service on our board of directors, assuming they attend at least 75% of the meetings of our board of directors or the committees on which they are members:

•	annual retainer of $25,000;

•	per committee meeting $1,250;

•	annual retainer for serving as nominating committee chairman of $5,000;

•	annual retainer for serving as compensation committee chairman of $6,250; and

•	annual retainer for serving as audit and corporate governance committee chairman of $7,500.

In the event that a non-employee board member attends less than 75% of such meetings, the board member would receive 50% of the cash compensation he or she would otherwise receive. Mr. Citron has indicated that he will decline these payments.

We also promptly reimburse our non-employee directors for reasonable expenses incurred to attend meetings of our board of directors or its committees.

We do not currently pay our employee director, William Strauss, cash compensation for his service as a member of our board of directors, but we do reimburse him for the reasonable expenses of attending meetings of the board of directors or committees.

Under the director compensation policy adopted by our board of directors, and assuming approval of Proposal 2 below, each individual who first becomes a non-employee director at any time following the date of the 2005 annual meeting will receive an automatic option grant to purchase 6,000 shares of our common stock and 4,000 shares of restricted stock on the date such individual joins our board of directors, provided that such individual has not been in our prior employ. In addition, on the date of each annual stockholders meeting, commencing with the 2005 annual meeting, each non-employee director will receive an automatic option grant to purchase 4,000 shares of our common stock and 2,000 shares of restricted stock. Also, on the date of each annual stockholders meeting, commencing with the 2005 annual meeting, the chairman of our board of directors will receive an automatic option grant to purchase 8,000 shares of our common stock and 4,000 shares of restricted stock. Restricted stock granted to a non-employee director shall be subject to our right to repurchase any unvested shares upon the non-employee director’s termination of membership on our board of directors. Initial awards granted to non-employee directors shall become vested in four annual installments of 1/4 of the shares subject to such award on each of the annual anniversaries of the date of the initial award, subject to a director’s continuing service on our board of directors through such dates. Annual awards granted to non-employee directors shall become vested in twelve monthly installments of 1/12 of the shares subject to such annual award on each of the monthly anniversaries of the date of the annual award, subject to a director’s continuing service on our board of directors through such dates. Options granted to our non-employee directors will have a ten year term. Any vested but unexercised options will be exercisable for a period of 12 months following the cessation of the non-employee director’s board service.

All options and restricted stock granted to a non-employee director will immediately vest and/or become exercisable in the event of a change in control while the non-employee director is still serving as a member of the board or in the event of a non-employee director’s death or disability. In addition, our non-employee directors may surrender their options to us upon the successful completion of a hostile tender offer for more than 50% of our outstanding voting stock if they are still serving on our board of directors at the time of the transaction. In return for the surrendered option, the director will be entitled to a cash distribution from us in an amount per surrendered option share based upon the highest price per share of our common stock paid in such tender offer.

Mr. Citron will receive a retirement benefit under our Supplemental Executive Retirement Plan of $232,448 payable annually over 20 years commencing upon retirement. Please see “Executive Compensation—Equity Compensation Plans and Other Benefit Plans—Supplemental Executive Retirement Plan” below for a description of the material terms of our Supplemental Executive Retirement Plan applicable to Mr. Citron’s benefits. Currently no non-employee board members other than Mr. Citron participate in the Supplemental Executive Retirement Plan.

For a detailed description of our benefit plans, please see below “Proposal 2—Approval of the Amended and Restated 2003 Stock Incentive Plan.”

Code of Business Conduct and Ethics

We have established a Code of Business Conduct and Ethics that applies to our officers, directors and employees. The Code of Business Conduct and Ethics contains general guidelines for conducting the business of our company consistent with the highest standards of business ethics, and is intended to qualify as a “code of ethics” within the meaning of Section 406 of the Sarbanes-Oxley Act of 2002 and Item 406 of Regulation S-K.

Our Code of Business Conduct and Ethics is available, free of charge, on our web site at www.prvd.com. Please note, however, that the information contained on the web site is not incorporated by reference in, or considered part of, this proxy statement. We will also provide copies of these documents as well as our other corporate governance documents, including the charters for the committees of the board of directors, free of charge, to any stockholder upon written request to Investor Relations, Provide Commerce, Inc., 5005 Wateridge Vista Drive, San Diego, California 92121.

PROPOSAL 2

APPROVAL OF THE AMENDED AND RESTATED

2003 STOCK INCENTIVE PLAN

Our stockholders are being asked to approve our Amended and Restated 2003 Stock Incentive Plan, or the 2003 Plan. Our board of directors approved the amended and restated 2003 Plan on October 7, 2005, subject to stockholder approval. The amended and restated 2005 Plan will become effective immediately upon stockholder approval at the annual meeting.

The principal features of the 2003 Plan are summarized below, but the summary is qualified in its entirety by reference to the 2003 Plan itself which is attached to this proxy statement as ANNEX A.

History

The existing 2003 Plan was first adopted by our board of directors in September 2003, and was first approved by our stockholders in November 2003.

As of August 31, 2005, awards to purchase 3,105,436 shares of common stock had been exercised or issued under the 2003 Plan, awards to purchase 2,226,540 shares of common stock were outstanding and 1,669,254 shares of common stock remained available for grant under the 2003 Plan. As of August 31, 2005, the outstanding options were exercisable at a weighted average exercise price of approximately $8.55 per share.

Purposes

The purpose of the 2003 Plan is to promote the success and enhance the value of the company by linking the personal interests of the members of our board of directors and our employees, officers and executives and our employees and consultants to those of our stockholders and by providing such individuals with an incentive for performance to generate returns to our stockholders. The 2003 Plan is further intended to provide flexibility to the company in our ability to motivate, attract and retain the services of members of our board of directors and our employees, officers and executives upon whose judgment, interest and special effort the successful conduct of our operation is largely dependent.

Securities Subject to the 2003 Plan

Initially, the number of shares of our common stock that may be issued pursuant to awards granted under the 2003 Plan shall not exceed, in the aggregate, 4,608,375 shares. In addition, the number of shares reserved for issuance pursuant to awards under the 2003 Plan will be automatically increased on each January 1 during the term of the 2003 Plan, beginning on January 1, 2006. The annual increase in the number of shares shall be equal to the lesser of:

•	3% of our outstanding capital stock on the last trading day in December of the immediately preceding calendar year;

•	625,000 shares; or

•	an amount determined by our board of directors.

To the extent that an award terminates, expires or lapses for any reason, any shares subject to the award will be available for future grant or sale under the 2003 Plan. In addition, shares which are delivered to us by a participant or withheld by us upon the exercise of an award in payment of the exercise price or in satisfaction of tax withholding obligations may again be optioned, granted or awarded under the 2003 Plan; provided that no such shares may again be optioned, granted or awarded if such action would cause any option intended to qualify as an incentive stock option under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), to so qualify.

Administration

The compensation committee of our board of directors will administer the 2003 Plan. To administer the 2003 Plan, our compensation committee must consist of at least two members of our board of directors, each of whom is a “non-employee director” for purposes of Rule 16b-3 under the Securities Exchange Act of 1934, or the Exchange Act, and, with respect to awards that are intended to constitute performance-based compensation under Section 162(m) of the Internal Revenue Code, an “outside director” for the purposes of Section 162(m). Subject to the terms and conditions of the 2003 Plan, our compensation committee has the authority to select the persons to whom awards are to be made, to determine the number of shares to be subject thereto and the terms and conditions thereof, and to make all other determinations and to take all other actions necessary or advisable for the administration of the 2003 Plan. Our compensation committee is also authorized to adopt, amend and rescind rules relating to the administration of the 2003 Plan. Our board of directors may at any time abolish the compensation committee and revest in itself the authority to administer the 2003 Plan.

Our compensation committee or our board of directors may (1) delegate to a committee of one or more members of our board of directors who are not “outside directors” for the purposes of Section 162(m) of the Internal Revenue Code the authority to grant awards under the Plan to eligible persons who are either (a) not then “covered employees” within the meaning of Section 162(m) and are not expected to be covered employees at the time of recognition of income resulting from such award or (b) not persons with respect to whom we wish to comply with Section 162(m) and/or (2) delegate to a committee of one or more members of our board of directors who are not “non-employee director” for purposes of Rule 16b-3 under the Exchange Act the authority to grant awards under the 2003 Plan to eligible persons who are not then subject to Section 16 of the Exchange Act.

Eligibility

Options, stock appreciation rights, or SARs, restricted stock and other awards under the 2003 Plan may be granted to individuals who are then our employees or consultants or any future parent’s or subsidiaries’ employees or consultants. Such awards also may be granted to our directors.

Awards Under the 2003 Plan

The 2003 Plan provides that our compensation committee may grant or issue stock options, SARs, restricted stock, restricted stock units, dividend equivalents and stock payments, or any combination thereof. Each award will be set forth in a separate agreement with the person receiving the award and will indicate the type, terms and conditions of the award.

•	Nonqualified Stock Options, or NQSOs, will provide for the right to purchase common stock at a specified price which, except with respect to NQSOs intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code, may not be less than fair market value on the date of grant, and usually will become exercisable (at the discretion of our compensation committee) in one or more installments after the grant date, subject to the participant’s continued employment with us and/or subject to the satisfaction of our performance targets and individual performance targets established by our compensation committee. NQSOs may be granted for any term specified by our compensation committee, but such term may not exceed 10 years from the date of grant.

•

Incentive Stock Options, or ISOs, will be designed to comply with the provisions of the Internal Revenue Code and will be subject to specified restrictions contained in the Internal Revenue Code. Among such restrictions, ISOs must have an exercise price not less than the fair market value of a share of common stock on the date of grant, may only be granted to employees, must expire within a specified period of time following the optionee’s termination of employment, and must be exercised within the 10 years after the date of grant, but may be subsequently modified to disqualify them from treatment as ISOs. In the case of an ISO granted to an individual who owns (or is deemed to own) at least 10% of the total combined voting power of all classes of our capital stock, the 2003 Plan provides that the exercise price must be at least 110% of the fair market value of a share of common stock on the date of grant and the ISO must expire upon the fifth anniversary of the date of its grant.

•	Restricted Stock may be granted to participants and made subject to such restrictions as may be determined by our compensation committee. Restricted stock, typically, may be forfeited for no consideration or repurchased by us at the original purchase price if the conditions or restrictions are not met. Our compensation committee shall establish the purchase price, if any, and form of payment for each restricted stock award. In general, restricted stock may not be sold, or otherwise transferred, until restrictions are removed or expire. Purchasers of restricted stock, unlike recipients of options, will have voting rights and will receive dividends, if any, prior to the time when the restrictions lapse.

•	Restricted Stock Units may be awarded to participants, typically without payment of consideration, but subject to vesting conditions based on continued employment or on performance criteria established by our compensation committee. Like restricted stock, restricted stock units may not be sold, or otherwise transferred or hypothecated, until vesting conditions are removed or expire. Unlike restricted stock, shares issuable pursuant to a restricted stock unit award will not be issued until the restricted stock unit award has vested, and recipients of restricted stock units generally will have no voting or dividend rights prior to the time when vesting conditions are satisfied.

•	Stock Appreciation Rights granted by our compensation committee in connection with stock options or other awards typically will provide for payments to the holder based upon increases in the price of our common stock over the exercise price of the related option or other awards, but alternatively may be based upon criteria such as book value. Except as required by Section 162(m) of the Internal Revenue Code with respect to a SAR intended to qualify as performance-based compensation as described in Section 162(m) of the Internal Revenue Code, there are no restrictions specified in the 2003 Plan on the exercise of SARs or the amount of gain realizable therefrom, although restrictions may be imposed by our compensation committee in the SAR agreements. Our compensation committee may elect to pay SARs in cash or in common stock or in a combination of both.

•	Dividend Equivalents represent the value of the dividends, if any, per share paid by us, calculated with reference to the number of shares covered by the stock options, SARs or other awards held by the participant.

•	Stock Payments may be authorized by our compensation committee in the form of shares of common stock or an option or other right to purchase common stock as part of a deferred compensation arrangement in lieu of all or any part of compensation, including bonuses, that would otherwise be payable in cash to the key employee or consultant.

Our compensation committee may designate employees as “covered employees” whose compensation for a given fiscal year may be subject to the limit on deductible compensation imposed by Section 162(m) of the Internal Revenue Code. Our compensation committee may grant to such covered employees restricted stock, restricted stock units, SARs, dividend equivalents and stock payments that are paid, vest or become exercisable upon the attainment of company performance criteria which are related to one or more of the following performance goals as applicable to us or any of our subsidiaries, divisions or operating units:

•	net earnings (either before or after interest, taxes, depreciation and amortization);

•	sales or revenue;

•	net income (either before or after taxes);

•	operating earnings;

•	cash flow (including, but not limited to, operating cash flow and free cash flow);

•	return on net assets;

•	return on stockholders’ equity;

•	return on sales

•	gross or net profit margin;

•	working capital;

•	earnings per share; and

•	price per share of our common stock.

The maximum number of shares which may be subject to options, stock purchase rights, SARs and other awards granted under the 2003 Plan to any individual in any calendar year may not exceed 500,000 shares of common stock.

Awards Not Transferable

Awards may generally not be sold, pledged, transferred, or disposed of in any manner other than by will or by the laws of descent and distribution. Our compensation committee may allow awards other than ISOs to be transferable pursuant to qualified domestic relations orders or to certain permitted transferees (i.e., immediate family members for estate planning purposes). ISOs may not be transferable. If our compensation committee makes an award transferable, such award shall contain such additional terms and conditions as our compensation committee deems appropriate.

Adjustments Upon Changes in Capitalization

In the event of any dividend, stock split, combination or exchange of shares, merger, consolidation, spin-off, recapitalization or other distribution (other than normal cash dividends) of assets to our stockholders or any other change affecting our common stock, our compensation committee will make appropriate adjustments in the number and type of shares of stock subject to the 2003 Plan, the terms and conditions of any award outstanding under the 2003 Plan, and the grant or exercise price of any such award.

In the event of a change of control where the acquirer does not assume awards granted under the 2003 Plan, awards issued under the 2003 Plan will be subject to accelerated vesting such that 100% of such award will become vested and exercisable or payable, as applicable. In the event of a change of control where the acquiror assumes awards granted under the 2003 Plan, 50% of the awards will become vested and exercisable or payable, as applicable, and the remaining outstanding awards will become fully vested and exercisable or payable, as applicable, if the holder of any such award is terminated by the acquiror without cause or terminates employment for good reason within 12 months after a change of control.

Our compensation committee has the discretion to provide that an award under the 2003 Plan will become fully vested and/or payable either immediately prior to a change of control or subsequently upon an involuntary termination of the participant holding such award within a designated period (not to exceed 18 months) following the date of any change of control in which the acquirer assumes such award.

Under the 2003 Plan, a change of control is generally defined as:

•	the direct or indirect sale or exchange in a single or series of related transactions by the stockholders of the company of more than 50% of the voting stock of the company;

•	a merger or consolidation in which the company is a party, other than a merger or consolidation which results in our outstanding voting securities immediately before the transaction continuing to represent a majority of the voting power of the acquiring company’s outstanding voting securities;

•	the sale, exchange, or transfer of all or substantially all of the assets of the company;

•	the failure of incumbent members of our board of directors (or directors elected by two-thirds of the incumbent members of our board of directors) to constitute a majority of the members of our board of directors during any two consecutive year period; or

•	a liquidation or dissolution of the company.

Amendment and Termination of the 2003 Plan

Our board of directors may amend, alter, suspend or terminate the 2003 Plan, or any part thereof, at any time and for any reason. However, the 2003 Plan requires stockholder approval for any amendment to the 2003 Plan to the extent necessary to comply with applicable laws, rules and regulations. Unless terminated earlier, the 2003 Plan shall terminate on October 7, 2015.

Federal Income Tax Consequences Associated with the 2003 Plan

The following is a general summary under current law of the material federal income tax consequences to participants in the 2003 Plan. This summary deals with the general tax principles that apply and is provided only for general information. Some kinds of taxes, such as state and local income taxes, are not discussed. Tax laws are complex and subject to change and may vary depending on individual circumstances and from locality to locality. The summary does not discuss all aspects of income taxation that may be relevant in light of a holder’s personal investment circumstances. This summarized tax information is not tax advice.

Non-Qualified Stock Options. For federal income tax purposes, if an optionee is granted NQSOs under the 2003 Plan, the optionee will not have taxable income on the grant of the option, nor will we be entitled to any deduction. Generally, on exercise of NQSOs the optionee will recognize ordinary income, and we will be entitled to a deduction, in an amount equal to the difference between the option exercise price and the fair market value of a common share on the date each such option is exercised. The optionee’s basis for the stock for purposes of determining gain or loss on subsequent disposition of such shares generally will be the fair market value of the common stock on the date the optionee exercises such option. Any subsequent gain or loss will be generally taxable as capital gains or losses.

Incentive Stock Options. There is no taxable income to an optionee when an optionee is granted an ISO or when that option is exercised. However, the amount by which the fair market value of the shares at the time of exercise exceeds the option price will be an “item of adjustment” for the optionee for purposes of the alternative minimum tax. Gain realized by the optionee on the sale of an ISO is taxable at capital gains rates, and no tax deduction is available to us, unless the optionee disposes of the shares within (1) two years after the date of grant of the option or (2) within one year of the date the shares were transferred to the optionee. If the common shares are sold or otherwise disposed of before the end of the two-year and one-year periods specified above, the difference between the option exercise price and the fair market value of the shares on the date of the option’s exercise will be taxed at ordinary income rates, and we will be entitled to a deduction to the extent the optionee must recognize ordinary income. If such a sale or disposition takes place in the year in which the optionee exercises the option, the income the optionee recognizes upon sale or disposition of the shares will not be considered income for alternative minimum tax purposes. Otherwise, if the optionee sells or otherwise disposes of the shares before the end of the two-year and one-year periods specified above, the maximum amount that will be included as alternative minimum tax income is the gain, if any, the optionee recognizes on the disposition of the shares.

An ISO exercised more than three months after an optionee terminates employment, other than by reason of death or disability, will be taxed as a NQSO, and the optionee will have been deemed to have received income on the exercise taxable at ordinary income rates. We will be entitled to a tax deduction equal to the ordinary income, if any, realized by the optionee.

Stock Appreciation Rights. In the case of stock-settled SARs granted with an exercise price equal to the fair market value of our common stock on the date of grant, no taxable income is realized upon the receipt of the stock-settled SAR, but upon exercise of the stock-settled SAR the fair market value of the shares received, determined on the date of exercise of the SAR, or the amount of cash received in lieu of shares, must be treated as compensation taxable as ordinary income to the recipient in the year of such exercise. We will be entitled to a deduction for compensation paid in the same amount which the recipient realized as ordinary income.

Restricted Stock and Restricted Stock Units. An employee to whom restricted stock or restricted stock units are issued generally will not recognize taxable income upon such issuance and we generally will not then be entitled to a deduction unless, with respect to restricted stock, an election is made by the participant under Section 83(b) of the Internal Revenue Code. However, when restrictions on shares of restricted stock lapse, such that the shares are no longer subject to a substantial risk of forfeiture, the employee generally will recognize ordinary income and we generally will be entitled to a deduction for an amount equal to the excess of the fair market value of the shares at the date such restrictions lapse over the purchase price. If a timely election is made under Section 83(b) with respect to restricted stock, the participant generally will recognize ordinary income on the date of the issuance equal to the excess, if any, of the fair market value of the shares at that date over the purchase price therefore, and we will be entitled to a deduction for the same amount. Similarly, when a restricted stock unit vests and the underlying shares are issued to the participant, the participant generally will recognize ordinary income and we generally will be entitled to a deduction for the amount equal to the fair market value of the shares at the date of issuance. A Section 83(b) election is not permitted with regard to the grant of restricted stock units.

Dividend Equivalents. A recipient of a dividend equivalent award generally will not recognize taxable income at the time of grant, and we will not be entitled to a deduction at that time. When a dividend equivalent is paid, the participant generally will recognize ordinary income, and we will be entitled to a corresponding deduction.

Stock Payments. A participant who receives a stock payment in lieu of a cash payment that would otherwise have been made will generally be taxed as if the cash payment has been received, and we generally will be entitled to a deduction for the same amount.

Section 162(m) of the Code. In general, under Section 162(m) of the Internal Revenue Code, income tax deductions of publicly-held corporations may be limited to the extent total compensation (including base salary, annual bonus, stock option exercises and non-qualified benefits paid) for certain executive officers exceeds $1,000,000 (less the amount of any “excess parachute payments” as defined in Section 280G of the Internal Revenue Code) in any one year. However, under Section 162(m), the deduction limit does not apply to certain “performance-based compensation” established by an independent compensation committee that is adequately disclosed to, and approved by, stockholders. In particular, stock options and SARs will satisfy the “performance-based compensation” exception if the awards are made by a qualifying compensation committee, the underlying plan sets the maximum number of shares that can be granted to any person within a specified period and the compensation is based solely on an increase in the stock price after the grant date (i.e., the option exercise price is equal to or greater than the fair market value of the stock subject to the award on the grant date). Rights or awards granted under the 2003 Plan, other than options and SARs, will not qualify as “performance-based compensation” for purposes of Section 162(m) unless such rights or awards are granted or vest upon the pre-established objective performance goals described above.

We have attempted to structure the 2003 Plan in such a manner that the remuneration attributable to stock options and SARs which meet the other requirements of Section 162(m) will not be subject to the $1,000,000 limitation. We have not, however, requested a ruling from the IRS or an opinion of counsel regarding this issue. This discussion will neither bind the Internal Revenue Service nor preclude the Internal Revenue Service from adopting a contrary position.

Section 409A. Section 409A of the Code, which was added by the American Jobs Creation Act of 2004, provides certain new requirements on non-qualified deferred compensation arrangements. These include new requirements on an individual’s election to defer compensation and the individual’s selection of the timing and form of distribution of the deferred compensation. Also, Section 409A generally provides that distributions must be made on or following the occurrence of certain events (i.e., the individual’s separation from service, a predetermined date, or the individual’s death). Section 409A imposes restrictions on an individual’s ability to change his or her distribution timing or form after the compensation has been deferred. For certain individuals who are officers, Section 409A requires that such individual’s distribution commence no earlier than six months after such officer’s separation from service.

Certain awards under the 2003 Plan are subject to the requirements of Section 409A in form and in operation. For example, the following types of awards will be subject to Section 409A: SARs settled in cash, non-qualified stock options granted with an exercise price less than fair market value on the date of grant, restricted stock unit awards and other awards that provide for deferred compensation.

If a 2003 Plan award is subject to and fails to satisfy the requirements of Section 409A, the recipient of that award may recognize ordinary income on the amounts deferred under the award, to the extent vested, which may be prior to when the compensation is actually or constructively received. Also, if an award that is subject to Section 409A fails to comply, Section 409A imposes an additional 20% federal income tax on compensation recognized as ordinary income, as well as interest on such deferred compensation. The Internal Revenue Service has not issued regulations under Section 409A and, accordingly, the requirements of Section 409A (and the application of those requirements to awards issued under the Plan) are not entirely clear.

New Plan Benefits

Amended and Restated 2003 Equity Incentive Award Plan (1)

Name and Position	Dollar Value ($)		Number of Stock Options
William Strauss Chief Executive Officer	$1,531,200	(1)	60,000

Abraham Wynperle President and Chief Operating Officer	$765,600	(1)	30,000

Kenneth Constable Senior Vice President and General Manager, ProFlowers (2)	—		—

Kevin Hall Chief Information Officer	$255,200	(1)	10,000

Mark Sottosanti Senior Vice President and General Manager, ProFlowers	$638,000	(1)	25,000

All Executive Officers as a Group	$4,848,800	(1)	190,000
All Non-Executive Directors as a Group	$2,488,200	(1)	97,500	(3)
All Non-Executive-Officer Employees as a Group	$10,354,817	(1)	405,753

(1)	Value based on the closing price of our common stock on Nasdaq on August 31, 2005 of $25.52 without taking into consideration the exercise price of each grant.
(2)	Mr. Constable’s last day of employment with us was August 28, 2005.
(3)

Under the existing 2003 Plan, in December 2003, we granted an option to purchase 10,000 shares of our common stock to each of Messrs. Citron, Dangoor, Kennedy, McLaughlin and Myers, Dr. Laffer and Ms. Schutz. In addition, Dr. Seymann received an option to purchase 10,000 shares of our common stock upon her appointment to our board of directors in October 2004. In addition, on the date of the 2004 annual stockholders’ meeting, we granted each non-employee member of our board of directors an option to purchase 2,500 shares of our common stock, provided such individual had served as a non-employee director for at least six months. Pursuant to the terms of the new director compensation policy approved by our board of directors, which policy is subject to the approval of this Proposal No. 2, (1) each non-employee director automatically shall be granted, upon his or her initial election or appointment as a non-employee director, an option to purchase 6,000 shares of our common stock and 4,000 shares of restricted stock; (2) each person who is serving as a non-employee director on the day of each annual meeting of our stockholders automatically will be granted an option to purchase 4,000 shares of our common stock and 2,000 shares of restricted stock; and (3) the chairman of the our board of directors automatically shall be granted an option to purchase 8,000 shares of our common stock and 4,000 shares of restricted stock on the day of each annual meeting of our stockholders (the options and restricted stock described in clauses (2) and (3), are each referred to as annual grants). Currently we have eight non-employee directors, all of whom are eligible to receive annual grants on the day of the annual meeting. The number disclosed in the table above includes shares underlying annual grants to be made to the eight eligible non-employee directors on the date of the annual meeting.

All future grants under the 2003 Plan to all individuals other than our non-employee directors are within the discretion of our compensation committee and the benefits of such grants are, therefore, not determinable.

Vote Required and Board Recommendation

The affirmative vote of a majority of the votes represented by the shares present in person or by proxy and entitled to vote on this proposal at the annual meeting is required for approval of the proposed amendment and restatement of the 2003 Plan. For purposes of the vote on the proposed amendment and restatement of the 2003 Plan, abstentions will have the same effect as votes against the proposed amendment and restatement of the 2003 Plan and broker non-votes will not be counted as shares entitled to vote on the matter and will have no effect on the result of the vote.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE “FOR” PROPOSAL 2.

PROPOSAL 3

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our board of directors has appointed Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2006 and has directed that management submit the appointment of independent registered public accounting firm to the stockholders for ratification at the annual meeting. Ernst & Young LLP has audited our financial statements since the fiscal year ended June 30, 1998 and through the fiscal year ended June 30, 2005. Representatives of Ernst & Young LLP will be present at the annual meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Stockholders are not required to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm. However, we are submitting the appointment of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If you fail to ratify the appointment, our board of directors and the audit committee will reconsider whether or not to retain Ernst & Young LLP. Even if the appointment is ratified, our board of directors and the audit committee in their discretion may direct the appointment of a different independent accounting firm at any time during the year if they determine that such a change would be in the best interests of our company and our stockholders.

The affirmative vote of the holders of a majority of the shares of our common stock represented and voting at the annual meeting will be required to ratify the appointment of Ernst & Young LLP.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE “FOR” PROPOSAL 3

Audit and All Other Fees

The aggregate fees billed to our company by Ernst & Young LLP, our independent registered public accounting firm, for the indicated services were as follows:

	Fiscal 2004	Fiscal 2005
Audit Fees(1)	$703,826	$427,954
Audit Related Fees(2)	—	—
Tax Fees(3)	—	—
All Other Fees(4)	—	—

(1)	Audit Fees consist of fees billed for professional services performed by Ernst & Young LLP for the audit of our annual financial statements, review of interim financial statements included in our quarterly reports, professional services performed in connection with the Form S-1 for the indicated year, preparation of comfort letters associated with our follow-on public offering and related services that are normally provided in connection with statutory and regulatory filings or engagements.
(2)	Audit Related Fees consist of fees billed in the indicated year for assurance and related services performed by Ernst & Young LLP that are reasonably related to the performance of the audit or review of our financial statements.
(3)	Tax Fees consist of fees billed in the indicated year for professional services performed by Ernst & Young LLP with respect to tax compliance, tax advice and tax planning.
(4)	All Other Fees consist of fees billed in the indicated year for other permissible work performed by Ernst & Young LLP that does not meet with the above category descriptions.

The audit committee has considered whether the provision of non-audit services is compatible with maintaining the independence of Ernst & Young LLP, and has concluded that the provision of such services is compatible with maintaining the independence of our auditors.

Audit and Corporate Governance Committee Policy Regarding Pre-Approval of Audit and Permissible Non-Audit Services of Our Independent Registered Public Accounting Firm

Our audit and corporate governance committee has established a policy that all audit and permissible non-audit services provided by our independent registered public accounting firm will be pre-approved by the audit and corporate governance committee. These services may include audit services, audit-related services, tax services and other services. The audit and corporate governance committee considers whether the provision of each non-audit service is compatible with maintaining the independence of our auditors. Pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. Our independent registered public accounting firm and management are required to periodically report to the audit committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date.

REPORT OF THE AUDIT AND CORPORATE GOVERNANCE COMMITTEE

The audit and corporate governance committee oversees our financial reporting process on behalf of our board of directors in accordance with its written charter adopted by our board of directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. The committee members are not professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management or the independent auditors, nor can the committee certify that the independent auditors are “independent” under applicable rules. The committee has the authority to engage its own outside advisors apart from counsel or advisors hired by management as it determines appropriate, including experts in particular areas of accounting. In fulfilling its oversight responsibilities, the committee reviewed the audited financial statements in our annual report with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

The audit and corporate governance committee is currently comprised of three non-employee members of our board of directors, each of whom satisfies the definition of independent director as established in the Nasdaq Stock Market qualification standards. After reviewing the qualifications of all current committee members and any relationship they may have that might affect their independence from our company, our board of directors has determined that (i) all current committee members are “independent” as that concept is defined under Section 10A of the Securities Exchange Act, (ii) all current committee members are “independent” as that concept is defined under the applicable Nasdaq listing standards, (iii) all current committee members have the ability to read and understand financial statements and (iv) James M. Myers qualifies as an “audit committee financial expert.” As part of the committee’s regular meetings, it discusses the interim financial information contained in quarterly earnings announcements made by our company with our chief executive officer, principal financial and accounting officer and independent auditors prior to public release of the information.

The committee reviewed with Ernst & Young LLP, who is responsible for expressing an opinion on the conformity of these audited financial statements with U.S. generally accepted accounting principles, its judgments as to the quality, not just the acceptability, of our accounting principles and such other matters as are required to be discussed with the committee under generally accepted auditing standards. Ernst & Young LLP is also responsible for performing an independent audit of our company’s internal control over financial reporting in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States). In addition, the audit and corporate governance committee discussed with Ernst & Young LLP its independence from management and our company, has received from Ernst & Young LLP the written disclosures and the letter required by Independence Standards Board Standard No. 1, and has considered the compatibility of non-audit services with the auditors’ independence.

The committee discussed with Ernst & Young LLP the overall scope of their audit. The committee also met with Ernst & Young LLP, with and without management present, to discuss the results of their examination, their evaluation of our internal controls and the overall quality of our financial reporting.

Our board of directors reviews the adequacy of the committee’s written charter in light of the applicable Nasdaq and SEC rules. Our company also complies with Nasdaq rules regarding certification of adoption of the charter and its adequacy. A copy of the charter for the audit and corporate governance committee was attached to the proxy statement for the 2004 annual meeting, as required by SEC rules.

In reliance on the reviews and discussions referred to above, the committee recommended to our board of directors that the audited financial statements be included in our annual report for the year ended June 30, 2005. The audit and corporate governance committee and our board of directors also recommended, subject to stockholder approval, the ratification of the appointment of Ernst & Young LLP as our independent auditors for the fiscal year ending June 30, 2006.

This report of the audit and corporate governance committee is not “soliciting material,” is not deemed “filed” with the SEC and shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act, or the Securities Exchange Act, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such acts.

The foregoing report has been furnished by the audit and corporate governance committee with respect to the principal factors considered by such committee in its oversight of the accounting, auditing and financial reporting practices of our company for fiscal 2005.

AUDIT AND CORPORATE

GOVERNANCE COMMITTEE

James M. Myers, Chair

David E. R. Dangoor

Peter J. McLaughlin

MANAGEMENT

Who are our executive officers?

Our executive officers are as follows:

Name	Age	Present Position with the Company
William Strauss	47	Chief Executive Officer and Director
Abraham Wynperle	49	President and Chief Operating Officer
W. Eric Carlborg	41	Chief Financial Officer
Kevin Hall	51	Chief Information Officer
Blake Bilstad	35	Senior Vice President, General Counsel and Secretary
Mark Sottosanti	33	Senior Vice President and General Manager, ProFlowers
Jonathan Sills	31	Senior Vice President, Strategy and Corporate Development
Rex Bosen	47	Vice President, Finance and Accounting and Corporate Treasurer

William Strauss’ biography is included above with those of the other members of the nominees for the board of directors above.

Abraham Wynperle joined us in November 1999 through our merger with Flower Farm Direct, Inc. Mr. Wynperle has more than 20 years of experience in the fresh cut flower industry in the U.S. In May 2000, Mr. Wynperle became our president and chief operating officer and a member of our board of directors, from which he resigned in 2003. Prior to joining us, Mr. Wynperle was founder and chief executive officer of Flower Farm Direct, Inc., a direct-from-the-grower Internet floral retailer from January 1998 to November 1999. Prior to that, Mr. Wynperle was chief executive officer of Sunburst Farms-Floramerica Group, which was sold to Dole Food Company, Inc. in 1997. Mr. Wynperle holds an M.B.A. and a B.B.A. from the University of Puget Sound, Tacoma, Washington.

W. Eric Carlborg joined us as chief financial officer in September 2005. Prior to joining us, Mr. Carlborg was an independent consultant from January 2005 to August 2005. Previously, Mr. Carlborg served as a managing director at Merrill Lynch & Co., from July 2001 to December 2004. From January 2000 to June 2001, Mr. Carlborg served as the chief financial officer at IKANO Communications, Inc., a provider of Internet products and services. Mr. Carlborg is a member of the board of directors of Blue Nile, Inc., an Internet retailer. Mr. Carlborg holds an M.B.A. from the University of Chicago and a B.A. in Economics from the University of Illinois.

Kevin Hall joined us as chief information officer in August 2001. From September 1995 to January 2001, Mr. Hall served as chief technology and information officer for Amherst Technologies, a computer infrastructure and enterprise technology services company. Mr. Hall received the 2000 Smithsonian Laureate Medal, which is presented to top international information technology executives for visionary use of technology in business and in 1996 won an ENNE award for his work with scalable high transaction client server systems. Mr. Hall holds a B.S. in exercise science from the University of Massachusetts Amherst and has taken advanced coursework toward his M.B.A. in executive management at Loyola College.

Blake Bilstad joined us as senior vice president, general counsel and secretary in April 2004. Prior to joining us, from November 2001 to April 2004, Mr. Bilstad worked with Vivendi Universal Net USA Group, Inc., the U.S. group of internet companies owned by Vivendi Universal S.A., a French entertainment and telecommunications conglomerate, serving most recently as the group’s senior vice president of legal affairs and secretary. From June 1999 to November 2001, Mr. Bilstad was with MP3.com, Inc., an online music company that was acquired by Vivendi Universal in August 2001, and held a variety of legal positions at MP3.com including vice president of corporate legal affairs, corporate counsel and secretary. From November 1996 to June 1999, Mr. Bilstad served as a business associate at the law firm of Cooley Godward LLP. Mr. Bilstad holds a J.D. from Harvard Law School and a B.A. in history from Duke University.

Jonathan Sills joined us as vice president, strategy and product development in May 1999. He became vice president, strategy and general manager, business services in July 2000 and since December 2002 has served as senior vice president, strategy and corporate development. From October 1997 to May 1999, Mr. Sills worked as a management consultant at McKinsey & Company. A Fulbright Scholar, Mr. Sills holds an M.S. with distinction in history of science and technology from Oxford University and a B.S.E. in engineering and management systems, summa cum laude, from Princeton University.

Mark Sottosanti joined us as a senior analyst in October 1999. He became director of strategic research and analysis in March 2000 and became vice president, planning and logistics in May 2000. In August 2004, he became senior vice president, planning and logistics, and in October 2005, he was appointed to senior vice president and general manager, ProFlowers. Prior to joining us, Mr. Sottosanti ran A-V Health Promotions which he founded in June 1993, a business focused on expanding the market penetration of leading edge dental technologies. From 1995 to 1999, Mr. Sottosanti consulted for Lifecore Biomedical, a manufacturer of dental implant systems used in tooth replacement therapy, dental regeneration products, and hyaluronan (hyaluronic acid) products. Mr. Sottosanti holds a B.S. in economics from the Wharton School at the University of Pennsylvania.

Rex Bosen joined us as vice president, finance and accounting in September 2002. Mr. Bosen became our corporate treasurer in October 2002 and served as our secretary from September 2003 through April 2004. Prior to joining us, Mr. Bosen co-founded and served as chief financial officer at PhatPipe, Inc., a start-up company involved with the provision of high speed Internet access and e-commerce from September 1999 through January 2001. From September 1992 through October 1999, Mr. Bosen served as the controller at E/G Electro-graph, Inc., a manufacturing company. From August 1984 to September 1992, Mr. Bosen worked at Price Waterhouse. Mr. Bosen is a director of Linspire, Inc., a Linux desktop software company. Mr. Bosen holds an MACC and B.S. in accounting from Brigham Young University.

How are the executive officers compensated?

Compensation of Executive Officers. The following table shows all compensation received during the three fiscal years in the period ended June 30, 2005 by our chief executive officer and the four other most highly compensated executive officers whose salary and bonus in such fiscal year for services rendered in all capacities to us during such fiscal year exceeded $100,000. These individuals are referred to as the “named executive officers.” The compensation described in this table does not include medical, group life insurance or other benefits which are available generally to all of our salaried employees.

Summary Compensation Table

		Annual Compensation			Long-Term Compensation
Name and Principal Position	Year	Salary	Bonus	Other Annual Compensa- tion (2)	Securities Underlying Options	All Other Compensa- tion (3)
William Strauss Chief Executive Officer	2005 2004 2003	$472,596 439,808 364,519	$440,000 300,000 248,310	— — —	— 82,298 —	$95,276 18,455 1,295

Abraham Wynperle President and Chief Operating Officer	2005 2004 2003	313,558 305,769 244,615	175,000 150,000 70,000	— — —	— 32,919 —	18,542 1,592 1,295

Kenneth Constable (1) Senior Vice President and General Manager, ProFlowers	2005 2004 2003	334,135 221,016 —	162,500 130,000 —	— — —	— 98,758 —	23,477 20,167 —

Kevin Hall Chief Information Officer	2005 2004 2003	262,788 238,269 222,115	65,000 60,000 60,000	— — —	— — —	13,775 3,676 295

Mark Sottosanti Senior Vice President and General Manager, ProFlowers	2005 2004 2003	231,154 170,385 133,004	60,000 50,000 40,000	— — —	— 8,229 —	41,620 14,398 1,295

(1)	Mr. Constable’s last day of employment with us was August 28, 2005. Mr. Constable commenced employment as our senior vice president and general manager, ProFlowers in September 2003 at an annual base salary of $300,000.
(2)	None of our named executive officers received perquisites and other personal benefits that exceed, in the aggregate, the lesser of $50,000 or 10% of any such officer’s salary and bonus disclosed in this table.
(3)	During fiscal 2005, we made payments in connection with:
•	matching contributions and the related earnings on those contributions which remain subject to vesting, as well as earnings on personally contributed amounts under our Deferred Compensation Plan for Messrs. Strauss, Wynperle, Constable, Hall and Sottosanti in the amounts of $90,929, $15,515, $17,679, $11,485 and $37,636, respectively; and
•	matching contributions to 401(k) plan accounts on behalf of Messrs. Strauss, Wynperle, Constable, Hall and Sottosanti in the amounts of $3,500, $2,120, $4,500, $1,275 and $3,375, respectively; and
•	life insurance premiums on behalf of Messrs. Strauss, Wynperle, Constable, Hall and Sottosanti in the amounts of $847, $907, $1,298, $1,015 and $609, respectively.

During fiscal 2004, we made payments in connection with:

•	relocation expenses for Mr. Constable in the amount of $18,426;
•	matching contributions which remain subject to vesting under our Deferred Compensation Plan for Messrs. Strauss, Hall and Sottosanti in the amounts of $16,923, $1,144 and 12,957 respectively;

•	matching contributions to 401(k) plan accounts on behalf of Messrs. Strauss, Wynperle, Constable, Hall and Sottosanti in the amounts of $1,000, $1,000, $1,346, $2,000 and $1,000, respectively; and
•	life insurance premiums on behalf of Messrs. Strauss, Wynperle, Constable, Hall and Sottosanti in the amounts of $532, $592, $395, $532 and $441, respectively.

During fiscal 2003, we made payments in connection with:

•	matching contributions to 401(k) plan accounts on behalf of Messrs. Strauss, Wynperle and Sottosanti in the amount of $1,000, $1,000 and $1,000, respectively;
•	life insurance premiums on behalf of Messrs. Strauss, Wynperle, Hall and Sottosanti in the amount of $295 each.

Option Grants in Last Fiscal Year. There were no options granted during the fiscal year ended June 30, 2005 to any of our named executive officers.

Fiscal Year-End Option Values. The following table shows information concerning the number and value of unexercised options held by each of the named executive officers at June 30, 2005. Options shown as exercisable in the table below are immediately exercisable. However, we have rights to repurchase shares of the common stock underlying some of these options upon termination of the holder’s employment with us.

Name	Shares Acquired Upon Exercise	Value Realized(1)	Number of Securities Underlying Unexercised Options at June 30, 2005		Value of Unexercised In-The-Money Options at June 30, 2005(2)
			Exercisable	Unexercisable	Exercisable	Unexercisable
William Strauss	122,077	$3,202,018	737,437	—	$14,323,075	$—
Abraham Wynperle	—	—	196,382	—	3,499,273	—
Kenneth Constable	—	—	98,758	—	932,276	—
Kevin Hall	—	—	82,297	—	1,652,524	—
Mark Sottosanti	33,300	1,081,227	28,766	—	466,612	—

(1)	“Value Realized” is an estimated value based on the excess of the closing prices as reported on the Nasdaq National Market on the date of exercise, less the exercise price of the option, multiplied by the number of shares as to which the option is exercised
(2)	“In-the-money” options are those for which the fair market value of the underlying securities exceeds the exercise or base price of the option. These columns are based upon the closing price of $21.59 per share on June 30, 2005, minus the per share exercise price, multiplied by the number of shares underlying the option.

Pension Plan Table

Messrs. Strauss, Wynperle, Constable, Hall and Sottosanti participate in the Supplemental Executive Retirement Plan, or SERP. The SERP is an unfunded non-qualified plan that is designed to provide certain designated management and highly compensated employees of the company and its subsidiaries with additional income for retirement.

The ordinary benefit under the SERP is a benefit equal to the product of .015, the number of years of service (as defined for purposes of the SERP) and the participant’s final average compensation (generally the highest five consecutive year average compensation during the prior 10 years) reduced by certain amounts paid under our Deferred Compensation Plan and payable annually over 15 years commencing at normal retirement (age 65). For a discussion of the material terms of the SERP, please see “Equity Compensation Plan and Other Benefit Plans – Supplemental Executive Retirement Plan” below.

The following table shows the estimated annual benefits under our SERP that would be payable as of June 30, 2005, for various compensation bases and years of service classifications.

Average Annual Compensation(1)	Years of Service(2)(3)
	5	10	15	20	25	30
$125,000	$9,375	$18,750	$28,125	$37,500	$46,875	$56,250
150,000	11,250	22,500	33,750	45,000	56,250	67,500
175,000	13,125	26,250	39,375	52,500	65,625	78,750
200,000	15,000	30,000	45,000	60,000	75,000	90,000
250,000	18,750	37,500	56,250	75,000	93,750	112,500
300,000	22,500	45,000	67,500	90,000	112,500	135,000
350,000	26,250	52,500	78,750	105,000	131,250	157,500
400,000	30,000	60,000	90,000	120,000	150,000	180,000
450,000	33,750	67,500	101,250	135,000	168,750	202,500
500,000	37,500	75,000	112,500	150,000	187,500	225,000
600,000	45,000	90,000	135,000	180,000	225,000	270,000
700,000	52,500	105,000	157,500	210,000	262,500	315,000
800,000	60,000	120,000	180,000	240,000	300,000	360,000
900,000	67,500	135,000	202,500	270,000	337,500	405,000

(1)	Under the SERP, the annual compensation is generally the highest five consecutive year average compensation during the 10 years preceding retirement. Eligible compensation under the SERP includes salary and, with respect to Mr. Strauss only, bonus, as shown in the Summary Compensation Table. Other elements of compensation shown in the Summary Compensation Table or referred to in the footnotes to that table are not included in eligible compensation under the SERP. As of June 30, 2005, Mr. Strauss had five year average annual compensation of $544,792, Mr. Wynperle had average annual compensation since commencement of employment in November 1999 of $249,093, Mr. Constable had average annual compensation since commencement of employment in September 2003 of $312,886, Mr. Hall had average annual compensation since commencement of employment in August 2001 of $229,375, and Mr. Sottosanti had average five year annual compensation of $151,596.
(2)	At June 30, 2005, Messrs. Strauss, Wynperle, Constable, Hall and Sottosanti had accrued 7.2, 5.5, 1.8, 3.9 and 5.7 years of service, respectively, under the SERP and were 60%, 20%, 0%, 0% and 20% vested in their benefits, respectively.
(3)	The table assumes retirement at age 65. Vested benefits under the SERP will generally be paid in equal installments over 15 years following retirement at age 65. The amounts shown in the table assume that no amounts will be paid to a participant under our Deferred Compensation Plan. However, as of June 30, 2005, Messrs. Strauss, Wynperle, Constable, Hall and Sottosanti had accrued account balances of $99,435, $13,505, $13,965, $10,818 and $42,221 under our Deferred Compensation Plan, respectively, which amounts would be offset against any benefits payable to them under the SERP.

Do the named executive officers have employment contracts or change of control agreements?

We have entered into the following agreements relating to the employment of our named executive officers.

In February 2003, we entered into an amended and restated employment agreement with William Strauss to serve as our chief executive officer. This agreement was amended in September 2004 and September 2005. This agreement, as amended, is not for a specified term and may be terminated by us or Mr. Strauss at any time with 60 days prior written notice, provided we can terminate the agreement immediately and unilaterally in the event that we terminate Mr. Strauss with cause or terminate him without cause in accordance with the provisions of the agreement. Under this agreement, if Mr. Strauss is terminated by us without cause, we are required to pay him a one-time severance benefit of $1.25 million, an additional severance benefit of $250,000 payable over 30 months from the date of termination, his health benefits are to be continued for 30 months after the date of termination and all of his stock options will immediately vest in full, provided he executes a general release of all claims he may have against us. Under the agreement, “termination without cause” includes any reduction in Mr. Strauss’ base salary, his removal as our chief executive officer or as a member of our board of directors, a material change in his title, duties or responsibilities or a relocation of our primary place of operation more than 50 miles.

In December 1999, we entered into an employment agreement with Abraham Wynperle to serve as our president and chief operating officer. This agreement was amended in August 2002, in July 2003 and in September 2005. This agreement, as amended, is not for a specified term and may be terminated by us immediately in the event that Mr. Wynperle is terminated by us for cause or upon 60 calendar days prior written notice in the event that Mr. Wynperle is terminated by us without cause. Mr. Wynperle may voluntarily terminate his employment under the agreement, as amended, upon 30 days prior written notice to us or immediately in the event that he terminates his employment for good reason. Under this agreement, as amended, if Mr. Wynperle terminates his employment for good reason or if he is terminated by us without cause, we are required to pay him $700,000 and his health benefits for 18 months after the date of termination. Also, all of his stock options will immediately vest in full. Under the agreement, as amended, termination for “good reason” means the assignment of any duties materially inconsistent with Mr. Wynperle’s current position, authority, duties or responsibilities, a reduction in his base salary or level of benefits, required relocation from Boca Raton, Florida or failure within 30 days to cure a breach of any material provision of the agreement after receiving notice of the breach from Mr. Wynperle.

In September 2003, we entered into an executive employment agreement with Kenneth Constable to serve as our senior vice president and general manager, consumer division. This agreement is not for a specified term and may be terminated by us or Mr. Constable at any time, provided that if either we terminate Mr. Constable without cause or if Mr. Constable voluntarily resigns his position with us, the terminating party is required to give at least 30 days advance written notice. Under the agreement, if Mr. Constable is terminated by us without cause, we are required to pay him a severance payment equal to 10 months of his base salary, payable over a period of 12 months, provided he agrees to comply with all surviving provisions of the agreement and agrees to execute a full general release, releasing all claims, other than vested retirement and pension benefits, if any, known or unknown, that he may have against us arising out of or in any way related to his employment or termination of employment with us. In addition, if Mr. Constable is terminated by us without cause before the end of our then applicable fiscal year, we are required to pay him a portion of his earned corporate annual bonus for that fiscal year based upon the number of months he was employed during the fiscal year. Under the agreement, “termination without cause” means a termination of Mr. Constable’s employment by us other than for material breach of the agreement or our employee innovations and proprietary rights agreement, his final, non-appealable conviction or entry of a plea of no contest for fraud, misappropriation or embezzlement, or any felony or his death. Mr. Constable’s last day of employment with us was August 28, 2005, and he was entitled to the payments described above regarding a termination without cause including a base salary payment of $170,833, a fiscal year 2005 corporate annual bonus payment of $262,500 and a prorated fiscal 2006 corporate annual bonus payment of $27,083, such bonus payments payable at the time we pay bonuses to other employees for the applicable fiscal year.

In July 2001, we entered into an employment agreement with Kevin Hall to serve as our chief information officer. This agreement is not for a specified term and may be terminated by us or Mr. Hall at any time. Under this agreement, if Mr. Hall is terminated by us without cause, we are required to pay him his base salary for six months after the date of termination, provided he agrees to execute a general release of all claims against us and agrees to act as a consultant for us without further compensation for two months following the date of termination if we request.

The compensation committee, as plan administrator of our 2003 plan, has the authority to grant options and to structure repurchase rights under that plan so that the shares subject to those options or repurchase rights will immediately vest in connection with a change in control of us, whether by merger, asset sale, successful tender offer for more than 50% of the outstanding voting stock or by a change in the majority of the board by reason of one or more contested elections for board membership, with vesting to occur either at the time of the change in control or upon the subsequent involuntary termination of the individual’s service within a designated period not to exceed 18 months following the change in control. All options granted during fiscal 2005 contained these accelerated vesting provisions.

Equity Compensation Plans and Other Benefit Plans

The following table sets forth information regarding all of our equity compensation plans as of June 30, 2005, including our 2003 Stock Incentive Plan and our 2003 Employee Stock Purchase Plan.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (excluding securities reflected in column(a))(1)
	(a)	(b)	(c)
Equity compensation plans approved by security holders	2,109,370	$6.40	2,143,841
Equity compensation plans not approved by security holders	—	—	—

Total	2,109,370	$6.40	2,143,841

(1)	Includes 250,962 shares remaining available for future issuance under our 2003 Employee Stock Purchase Plan.

Amended and Restated 2003 Stock Incentive Plan

Please see Proposal 2 for a description of our amended and restated 2003 Stock Incentive Plan.

Employee Stock Purchase Plan

Our Employee Stock Purchase Plan was adopted in 2003 and is intended to qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code. This plan is designed to allow our eligible employees and the eligible employees of our participating affiliates to purchase shares of our common stock, at semi-annual intervals, with their accumulated payroll deductions. However, an employee who would own 5% or more of the total combined voting power or value of all classes of our common stock is not eligible to participate in the plan.

We initially reserved 200,000 shares of our common stock for issuance under the plan and currently have a share reserve of 280,000 shares. The number of shares of our common stock reserved for issuance under the plan is subject to adjustment in connection with any stock split, stock dividend, recapitalization, combination of shares or similar change affecting our outstanding common stock following our proposed initial public offering. The number of shares of our common stock reserved for issuance under the plan will automatically increase on the first trading day in January of each calendar year, beginning in calendar year 2004, by an amount equal to the lesser of (i) 3% of the total number of shares of our common stock outstanding on the last trading day in December in the preceding calendar year, (ii) 40,000 shares or (iii) such amount as determined by our board of directors.

The plan has a series of successive overlapping offering periods, with a new offering period beginning on the first business day of June and December each year. Each offering period will have a duration of 24 months, unless otherwise determined by the compensation committee.

All eligible employees may join an offering period on the start date of that period. However, employees may participate in only one offering period at a time. To be eligible, an employee must be regularly expected to render more than 20 hours of service per week for more than five months per calendar year.

A participant may contribute up to 10% of his or her total earnings through payroll deductions, and the accumulated deductions will be applied to the purchase of shares on each semi-annual purchase date. The purchase price per share will be equal to 85% of the fair market value per share on the start date of the offering period in which the participant is enrolled or, if lower, 85% of the fair market value per share on the semi-annual purchase date. Semi-annual purchase dates will occur on the last business day of May and November each year. However, a participant may not purchase more than 1,500 shares on any purchase date. Our compensation committee will have the authority to change these limitations for any subsequent offering period. No participant may purchase shares under the plan for an aggregate purchase price in excess of $25,000 based on the fair market value per share on the date or dates the right to purchase such shares was granted for each year.

If the fair market value per share of our common stock on any semi-annual purchase date within a particular offering period is less than the fair market value per share on the start date of that offering period, then the participants in that offering period will automatically be transferred and enrolled in the next two-year offering period commencing after the purchase date.

Should we be acquired by merger or the sale of substantially all of our assets or more than 50% of our outstanding voting securities, then all outstanding purchase rights will automatically be exercised immediately prior to the effective date of the acquisition to the extent that participants do not opt out of such exercise prior to such date. The purchase price in effect for each participant will be equal to 85% of the market value per share on the start date of the offering period in which the participant is enrolled at the time the acquisition occurs or, if lower, 85% of the fair market value per share immediately prior to the acquisition.

The following provisions are also in effect under the plan:

•	The plan will terminate December 2013.

•	The board may at any time amend, suspend or discontinue the plan. However, certain amendments may require stockholder approval.

Deferred Compensation Plan

Introduction. The Deferred Compensation Plan became effective on January 1, 2004. The Deferred Compensation Plan is an unfunded non-qualified plan designed to permit designated non-employee directors and certain highly compensated employees of the company and its subsidiaries (each an “Employee”) to accumulate additional income for retirement. Among other things, the Deferred Compensation Plan permits participants to defer receipt of certain compensation, as well as certain income for stock option exercises. A committee appointed by the board of directors will administer the Deferred Compensation Plan.

Eligibility. Employees and non-employee directors designated as eligible to participate in the Deferred Compensation Plan may participate.

Elective Deferrals. Each participant may execute a deferral election form with respect to salary and bonus for any calendar year. For each plan year, a participant may elect to defer a minimum of $2,000 and a maximum of 50% of his or her annual base salary, and may elect to defer a minimum of $2,000 and a maximum of 100% of his or her annual bonus. If elected, 100% of director cash fees may be deferred. Such salary reduction agreement with respect to any year must be executed and delivered to the committee no later than the last day of the preceding calendar year. An individual selected to participate may commence participation upon the January 1, April 1, July 1 and October 1 immediately following the date he or she has completed all enrollment requirements. In addition, participants may defer the receipt of qualifying stock option gain upon the exercise of any eligible stock option. The participant must make a separate election with respect to such deferred gain in a prior plan year and at least six months before the date of exercise.

Matching and Discretionary Contributions. Each plan year, we may, but are not obligated to, make a matching contribution to any or all participants in an amount of 50% of the participant’s deferred annual base salary or annual bonus. In no event will such match exceed 10% of the participant’s annual base salary with respect to deferrals of base salary and 10% of annual bonus with respect to deferrals of the annual bonus. We may, but are not obligated to, make discretionary contributions to any or all participants’ accounts under the plan.

Accounts. A bookkeeping account and, if applicable, a stock option sub-account for stock option deferrals will be maintained for each participant for the purpose of recording the current value of his or her contributions, and earnings credited. The account is for bookkeeping purposes only, and we are under no obligation to segregate any assets to provide for the Deferred Compensation Plan’s liabilities. Participants may designate one or more investments permitted by the administrator as the measure of investment return on a participant’s account. Such selection is for bookkeeping purposes only, and we are under no obligation to actually invest any money in such measuring instrument. Each participant’s account is adjusted on a basis determined by the committee appointed to administer the plan to reflect earnings and losses on the participant’s designated measuring investments. If a participant does not designate one or more investments as the measure of the investment return on the participant’s account, then such participant’s account will be credited with interest at a rate determined by the administrator.

Distributions. Amounts credited to a participant’s account will be distributed as soon as practicable after the earlier of the participant’s termination of employment, early retirement allotment of age 55 with 10 years of service or attainment of age 65. The distribution of benefits to the participant upon retirement will be made in accordance with the participant’s election, to be paid in a lump sum or in annual installments over a period not to exceed 15 years. Such distribution period must be elected on an election form at least three years before the participant retires. Upon a termination of employment prior to a participant’s retirement, the participant shall receive a termination benefit equal to the participant’s account balance, and such benefit will be paid in a lump sum no later than 60 days from such termination.

Amendment and Termination. The employer has the right to refuse to allow a participant to make additional income deferrals under the Deferred Compensation Plan at any time. The Deferred Compensation Plan may be amended or terminated in whole or in part at any time by the employer in its sole discretion.

Supplemental Executive Retirement Plan

Introduction. The Supplemental Executive Retirement Plan, or SERP, became effective on January 1, 2004. The SERP is an unfunded non-qualified plan that is designed to provide certain designated management and highly compensated employees of the company and its subsidiaries with additional income for retirement. A committee appointed by the board of directors will administer the SERP.

Eligibility and Enrollment. Management and highly compensated employees who are at least 21 years of age and have completed 90 days of continuous employment may be designated by the plan administrator to participate in the SERP. Each participant must complete, execute and deliver to the plan administrator a plan agreement and beneficiary designation form.

Vesting. Generally, a participant’s SERP benefit vests in 20% increments after five years of service (i.e., the participant becomes 100% vested after nine years of service). Upon a change of control of the company a participant will become full vested in his or her SERP benefit.

Benefits. A participant will be due a benefit upon early or normal retirement, disability, death or other termination of employment. The ordinary benefit is a benefit equal to the product of .015, the number of years of service (as defined for purposes of the SERP) and the participant’s final average compensation (generally the highest five consecutive year average compensation during the prior 10 years) reduced by certain amounts paid under the Deferred Compensation Plan and payable in equal installments over 15 years commencing at normal retirement (age 65). If an ordinary benefit commences prior to normal retirement, the participant will receive the actuarial equivalent of his or her vested benefit at normal retirement, generally paid out over 15 years. The benefit for the chairman of our board of directors as of June 30, 2004 is $232,448 payable annually over 20 years commencing upon retirement. If the participant dies before receiving all of his or her vested SERP benefit then his or her beneficiary shall receive the remaining scheduled annual installments of the SERP benefit in a lump sum payment after the participant’s death. If the participant dies prior to his or her termination of employment and prior to receiving any portion of his or her SERP benefit then the participant’s beneficiary shall receive a pre-retirement survivor benefit of 100% of the participant’s compensation for one year and 50% of such compensation for the following four years. Notwithstanding the foregoing, if a participant is terminated for cause, or if a termination for cause is determined to have existed after a participant’s termination of employment for any reason, then the plan administrator may determine that no benefits will be paid to or continue to be paid to a participant or his or her beneficiary.

Amendment and Termination. The employer reserves the right to amend, in whole or in part, or terminate the SERP at any time in its sole discretion.

REPORT OF THE COMPENSATION COMMITTEE

The compensation committee is composed of three members of our board of directors, each of whom satisfies the definition of independent director as established in the Nasdaq Stock Market qualification requirements, is a “non-employee director” within the meaning of Rule 16b-3 under the Securities Exchange Act and is an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). The compensation committee receives and approves each of the elements of the executive compensation program of our company and continually assesses the effectiveness and competitiveness of the program. In addition, the compensation committee administers our stock incentive program and other key provisions of the executive compensation program and generally reviews with our board of directors all aspects of the compensation structure for our company’s executives. Set forth below in full is the report of the compensation committee regarding compensation paid by us to our executive officers during the fiscal year ended June 30, 2005.

Compensation Philosophy

Our philosophy in establishing our compensation policy for our executive officers and other employees is to create a structure designed to attract and retain highly skilled individuals by establishing salaries, benefits, and incentive compensation which compare favorably with those for similar positions in other e-commerce companies. Compensation for our executive officers consists of a base salary and potential incentive cash bonuses based on our overall performance and individual contribution to our financial success, as well as potential incentive compensation through stock options and stock ownership. The philosophy of our compensation program is to employ, retain and reward executives capable of leading us in achieving our business objectives.

Elements of the Executive Compensation Program

Base Salary. As a general matter, the base salary for each executive officer is initially established through negotiation at the time the officer is hired, taking into account such officer’s qualifications, experience, prior salary and competitive salary information. We have entered into employment agreements or employment offer letters with each of our executive officers setting forth their initial base salaries. Year-to-year adjustments to each executive officer’s base salary are determined by an assessment of her or his sustained performance against her or his individual job responsibilities including, where appropriate, the impact of such performance on our company’s business results, current salary in relation to the salary range designated for the job, experience and potential for advancement.

Annual Incentive Bonuses. Our employment agreements with our executive officers other than our chief executive officer generally set forth target bonus amounts, subject to the achievement of strategic goals, operating results and performance milestones as determined by the compensation committee. Payments under our annual performance incentive bonus plan are based on achieving established corporate goals, which include goals related to annual net sales, profit margins and overall profitability. Use of corporate goals establishes a direct link between the executive’s pay and our financial success.

Long-Term Incentives. We provide our executive officers with long-term incentive compensation through grants of stock options, restricted stock and/or stock bonuses under our amended and restated 2003 Stock Incentive Plan and its predecessor plans. Our board of directors believes that these grant programs provide our executive officers with the opportunity to purchase and maintain an equity interest in our company and to share in the appreciation of the value of our common stock. Our board of directors believes that these grants directly motivate an executive to maximize long-term stockholder value. The grants also utilize vesting periods (generally four years) that encourage key executives to continue in our employ. The compensation committee and our board of directors, as appropriate, considers each grant subjectively, considering factors such as the individual performance of the executive officer and the anticipated contribution of the executive officer to the attainment of our long-term strategic performance goals. Long-term incentives granted in prior years are also taken into consideration. The compensation committee has delegated authority to a separate committee to grant options and other awards under our amended and restated 2003 Stock Incentive Plan to our employees who are not executive officers.

We have also established an employee stock purchase plan both to encourage employees, including our executive officers, to continue in our employ and to motivate employees through an ownership interest in our common stock. Under the employee stock purchase plan, a participant, including executive officers, may contribute up to 10% of his or her total earnings through payroll deductions, and the accumulated deductions will be applied to the purchase of shares on each semi-annual purchase date. The purchase price per share will be equal to 85% of the fair market value per share on the start date of the offering period in which the participant is enrolled or, if lower, 85% of the fair market value per share on the semi-annual purchase date.

CEO Compensation

William Strauss’ base salary was initially established pursuant to his amended and restated employment agreement and subsequently increased by action of the compensation committee. The compensation committee believes that the total compensation of our chief executive officer is largely based upon the same policies and criteria used for other executive officers at comparable companies. Each year the compensation committee reviews the chief executive officer’s compensation arrangement, the individual performance for the fiscal year under review, as well as our company’s performance. Mr. Strauss’ employment agreement, as amended, permits the board of directors to determine Mr. Strauss’ annual performance bonus at its sole discretion, or at the discretion of its delegated committee, based upon our financial performance and the achievement of personal objectives. As with other executive officers, Mr. Strauss’ total compensation was based on our accomplishments of our corporate goals and his contribution thereto. In light of the achievement of strategic, operational and financial goals in excess of our internal projections, Mr. Strauss’ earned a bonus of $440,000 for the fiscal year ended June 30, 2005. The compensation committee believes Mr. Strauss’ compensation, including salary and bonus, is at a level competitive with chief executive officer salaries within the e-commerce industry.

Section 162(m) Compliance

The compensation committee and our board of directors have considered the potential future effects of Section 162(m) of the Code on the compensation paid to our executive officers. Section 162(m) disallows a tax deduction for any publicly held corporation for individual compensation exceeding $1.0 million in any taxable year for any of the executive officers named in the proxy statement, unless compensation is performance based. We have adopted a policy that, where reasonably practicable, we will seek to qualify the variable compensation paid to our executive officers for an exemption from the deductibility limitations of Section 162(m).

In approving the amount and form of compensation for our executive officers, the compensation committee will continue to consider all elements of the cost to our company of providing such compensation, including the potential impact of Section 162(m).

Conclusion

Through the programs described above, a significant portion of our compensation program and realization of its benefits is contingent on both our company and individual performance.

This report of the compensation committee shall is not “soliciting material,” is not deemed “filed” with the SEC and shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act or the Securities Exchange Act, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such acts.

The foregoing report has been furnished by the compensation committee.

COMPENSATION COMMITTEE

David E. R. Dangoor, Chair

Peter J. McLaughlin

Marilyn R. Seymann, Ph.D.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

As of June 30, 2005, the compensation committee consisted of David E. R. Dangoor, Peter J. McLaughlin and Marilyn R. Seymann, Ph.D. No interlocking relationship exists between any member of the compensation committee and any member of any other company’s board of directors or compensation committee.

STOCK OWNERSHIP

Who are our principal stockholders, and how much stock does management own?

The following table sets forth the beneficial ownership of our common stock as of August 31, 2005 by:

•	each person, or group of affiliated persons, who we know owns beneficially 5% or more of our common stock;

•	each of our directors;

•	each of our named executive officers listed in this proxy statement in the table under the heading “Compensation of Executive Officers—Summary Compensation Table;” and

•	all of our directors and executive officers as a group.

Except as indicated in the footnotes to this table and subject to community property laws where applicable, the persons named in the table have sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by them. Beneficial ownership and percentage ownership are determined in accordance with the rules of the SEC. The table below includes the number of shares underlying options or warrants which are exercisable within 60 days from August 31, 2005. The address for those individuals for which an address is not otherwise indicated is: c/o Provide Commerce, Inc., 5005 Wateridge Vista Drive, San Diego, California 92121.

The percentage of ownership indicated in the following table is based on 12,029,175 shares of common stock currently outstanding as of August 31, 2005.

	Shares Beneficially Owned
Beneficial Owner	Number of Shares Outstanding	Number of Shares Underlying Options or Warrants	Percent
Five Percent Stockholders:
Arbor Capital Management, LLC(1)	709,883	—	5.9%
Baron Capital Management, Inc.(2)	881,707	—	7.3
Internet Floral Concepts, L.P.(3)	3,528,692	312,674	31.1
Jovian Holdings, LLC (3) (formerly known as JPS International LLC)	3,528,692	312,674	31.1
Jared Schutz Polis(3)	3,528,692	312,674	31.1
Waddell & Reed Financial, Inc.(4)	949,900	—	7.9

Executive Officers and Directors:
William Strauss	10,330	777,037	6.1
Abraham Wynperle	182,066	226,382	3.3
Kevin Hall	—	79,797	*
Mark Sottosanti	14,673	53,766	*
Kenneth Constable	—	—	*
Joel T. Citron(3)	3,528,692	492,405	32.1
David E. R. Dangoor	—	12,500	*
Joseph P. Kennedy	—	53,647	*
Arthur B. Laffer, Ph.D.(3)(5)	3,631,211	458,482	32.7
Peter J. McLaughlin	—	12,500	*
James M. Myers	2,000	12,500	*
Jordanna Schutz(6)	71,774	12,500	*
Marilyn R. Seymann, Ph.D.	1,000	10,000	*
All directors and executive officers as a group (16 persons)(7)	3,915,619	2,041,287	42.3

*	Indicates beneficial ownership of less than 1% of the total outstanding common stock.
(1)	As reported by Arbor Capital Management, LLC on a Form 13F filed with the SEC on August 15, 2005.
(2)	As reported by Baron Capital Management, Inc. on a Form 13F filed with the SEC on August 16, 2005.
(3)	Includes (a) 20,541 shares held by Mr. Polis, (b) 312,674 shares subject to warrants held by Mr. Polis exercisable at any time, (c) 60,947 shares held by Internet Floral Concepts, L.P. and (d) 3,447,204 shares held by Jovian Holdings, LLC (formerly known as JPS International, LLC).

•	Mr. Polis is the sole owner and managing member of Jovian Holdings, LLC (formerly known as JPS International, LLC) which is a general partner of, and possesses investment power over, the shares of our capital stock held by Internet Floral Concepts, L.P.

•

Mr. Citron, our chairman of the board, is the president and chief executive officer and a member of the board of directors of Jovian Holdings, Inc., which is the investment advisory and decision making entity for our stockholders Jovian Holdings, LLC (formerly known as JPS International, LLC) and Internet Floral Concepts, L.P. and for the shares of our capital stock held by Mr. Polis. Jovian Holdings, Inc. is a wholly owned subsidiary of Jovian Holdings, LLC (formerly known as JPS International, LLC) Mr. Polis, Dr. Stephen Schutz, one of our former directors, Dr. Laffer, one of our directors and a former member of our compensation committee, and Jordanna Schutz, a current director, each serve on the board of directors of Jovian Holdings, Inc. Mr. Citron has entered into an employment agreement with Jovian Holdings, Inc. under which, as consideration for Mr. Citron’s services as president and chief executive officer and for the appreciation in value of a portfolio of securities held by Jovian Holdings, LLC (formerly known as JPS International, LLC) and its affiliates, Jovian Holdings, Inc. is obligated to pay him 6% of any distributions on or proceeds from the sale of shares of our capital stock held by Jovian Holdings, LLC (formerly known as JPS International, LLC), Internet Floral Concepts, L.P. or Mr. Polis above a predetermined valuation as well as 6% of the aggregate appreciation in the fair market value, if any, of such shares above the predetermined valuation. Jovian Holdings, LLC (formerly known as JPS International, LLC) paid Mr. Citron a $750,000 fee upon completion of our initial public offering. Mr. Citron may be deemed to beneficially own the shares held by Jovian Holdings, LLC (formerly known as JPS International, LLC), Internet Floral Concepts, L.P. and Mr. Polis as well as the shares subject to options held by Mr. Polis exercisable at any time. Mr. Citron disclaims beneficial ownership of the shares held by Jovian Holdings, LLC (formerly known as JPS International, LLC), Internet Floral Concepts, L.P. and Mr. Polis as well as the shares subject to options held by Mr. Polis exercisable at any time, except to the extent of his pecuniary interest in Jovian Holdings, Inc.

•	Dr. Laffer, a member of our board of directors, is also a member of the board of directors of Jovian Holdings, Inc. Dr. Laffer receives an annual cash retainer from Jovian Holdings, Inc. and may receive annual and one-time incentive payments associated with the performance of the Jovian Holdings’ portfolio, including the shares of our company held by Jovian Holdings.

(4)	As reported by Waddell & Reed Financial, Inc. on a Form 13F filed with the SEC on August 12, 2005.
(5)	Includes 3,291 shares held of record by Laffer Associates. Dr. Laffer is the chief executive officer of Laffer Advisors, Inc., a broker/dealer and registered member of the National Association of Securities Dealers, Inc. Dr. Laffer received the shares in his individual capacity; Laffer Advisors has no beneficial or other interest in the shares. Dr. Laffer purchased the securities referenced in this table in the ordinary course of business, and at the time of purchase of these securities, had no agreements or understandings, directly or indirectly, with any person to sell the securities. Dr. Laffer is entitled to request registration of the re-sale of these shares subject to the registration rights of the holders of common stock received upon the reclassification of our Series B preferred stock.
(6)	Includes 71,774 shares held of record by Cove II, L.P.
(7)	Includes 1,890,287 shares subject to options and warrants exercisable at any time.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Other than the compensation agreements, indemnification agreements and other arrangements which are described as required under the heading “Management – How are the executive officers compensated?” and the transactions described below, since the beginning of fiscal 2005, there have not been, and there is not currently proposed, any transaction or series of similar transactions to which we were or will be a party in which the amount involved exceeded or will exceed $60,000 and in which any director, executive officer, holder of 5% or more of any class of our capital stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest.

Dividends Paid on Preferred Stock

In August 2003, we paid cash dividends to our preferred stockholders in the aggregate amount of $1.5 million. The following table summarizes the approximate amount of the dividend payments, in excess of $60,000, that were made to our directors, executive officers and 5% stockholders and their affiliated entities:

Amount of Dividend Payment
Jovian Holdings, LLC (formerly known as JPS International, LLC)(1)(2)	$88,392
Internet Floral Concepts, L.P.(1)(2)	1,275,010

(1)	Jared Schutz Polis, our former corporate secretary and a former director, is the sole owner and managing member of Jovian Holdings, LLC (formerly known as JPS International, LLC) which is a general partner of Internet Floral Concepts, L.P. In addition, Mr. Polis received $36,366 individually.
(2)	Joel T. Citron, the chairman of our board of directors, is the president and chief executive officer and a member of the board of directors of Jovian Holdings, Inc., which is the investment advisory and decision making entity for our stockholders Jovian Holdings, LLC (formerly known as JPS International, LLC) and Internet Floral Concepts, L.P. and for the shares of our capital stock held by Mr. Polis. Jovian Holdings, Inc. is a wholly owned subsidiary of Jovian Holdings, LLC (formerly known as JPS International, LLC). Mr. Polis, Dr. Stephen Schutz, one of our former directors, Dr. Laffer, one of our current directors and a former member of our compensation committee, and Jordanna Schutz, a current director, each serve on the board of directors of Jovian Holdings, Inc. Mr. Citron has entered into an employment agreement with Jovian Holdings, Inc. under which, as consideration for Mr. Citron’s services as president and chief executive officer and for the appreciation in value of a portfolio of securities held by Jovian Holdings, LLC (formerly known as JPS International, LLC) and its affiliates, Jovian Holdings, Inc. is obligated to pay him 6% of any distributions on or proceeds from the sale of shares of our capital stock held by Jovian Holdings, LLC (formerly known as JPS International, LLC), Internet Floral Concepts, L.P. or Mr. Polis above a predetermined valuation as well as 6% of the aggregate appreciation in the fair market value, if any, of such shares above the predetermined valuation. Mr. Citron received $75,727 under this agreement in connection with the dividend payment and an additional $2,970 individually as a holder of shares of our Series B preferred stock. Jovian Holdings, LLC (formerly known as JPS International, LLC) paid Mr. Citron a $750,000 fee upon completion of our initial public offering.

Employment Agreements

In September 2005, we entered into an employment agreement with W. Eric Carlborg to serve as our chief financial officer. This agreement is not for a specified term and may be terminated by us or Mr. Carlborg at any time with 30 days prior written notice, provided that we can terminate the agreement immediately and unilaterally in the event that we terminate Mr. Carlborg with cause in accordance with the provisions of the agreement. In addition, if Mr. Carlborg’s employment is terminated by us without cause, we are required to make a severance payment equivalent to six months of Mr. Carlborg’s salary then in effect on the date of his termination, all of Mr. Carlborg’s stock options will continue to vest for a six-month period immediately following Mr. Carlborg’s last day of employment (provided that he executes a consulting agreement with us to extend his service for such six-month period without further payment) and we will continue to pay the premiums for his health benefits for six months after the date of his termination. This severance payment, acceleration of vesting and continuation of benefits is conditioned on Mr. Carlborg executing a general release of all claims he may have against us.

In March 2004, we entered into an employment agreement with Blake T. Bilstad to serve as our general counsel and senior vice president. This agreement is not for a specified term and may be terminated by us or Mr. Bilstad at any time. Under this agreement, if Mr. Bilstad is terminated by us without cause, we are required to pay him his base salary for six months after the date of termination, provided he agrees to execute a general release of all claims against us.

In September 2004, we entered into the First Amendment to Employment Offer Letter with Rex Bosen, our vice president, finance and accounting, and corporate treasurer. We had entered into an employment agreement with Mr. Bosen in September 2002. This agreement is not for a specified term and may be terminated by us or Mr. Bosen at any time. The employment agreement, as amended, provides that if Mr. Bosen is terminated by us without cause, we are required to offer him a consulting position for a period of six months following the date of termination at the same rate as his base salary then in effect, provided he agrees to execute a general release of all claims against us.

In May 1999, we entered into an employment agreement with Jonathan Sills to serve as our vice president, strategy and product development and in July 2003, we amended his agreement to, among other things, reflect the change in his title to senior vice president, strategy and corporate development. This agreement, as amended, is not for a specified term and may be terminated by us or Mr. Sills at any time. Under this agreement, as amended, if Mr. Sills terminates his employment for good reason or if he is terminated by us without cause, we are required to pay him his base salary and health benefits for six months after the date of termination and all of his stock options will immediately vest in full. Under this agreement, as amended, termination for “good reason” means a change in control, a change in Mr. Sills’ reporting relationship requiring him to report to someone other than our chief executive officer, a material change in his responsibilities, any requirement without his consent that he relocate or spend more than 25% of his working time outside of the city he has residence, or a material breach of this agreement by us.

We have also entered into employment agreements with each of Messrs. Strauss, Wynperle, Constable and Hall. Please see “Management—Do the named executive officers have employment contracts or change of control agreements?” for descriptions of these agreements.

For information on our arrangement with Mr. Citron, the chairman of our board of directors, and our other non-employee directors, please see “PROPOSAL 1—ELECTION OF DIRECTORS—How are directors compensated?”

Indemnification Agreements

We have entered into indemnification agreements with each of our directors and officers containing provisions that may require us to indemnify them against liabilities that may arise by reason of their status or service as directors or officers and to advance their expenses incurred as a result of any proceeding against them. However, we will not indemnify directors or officers with respect to liabilities arising from willful misconduct of a culpable nature.

ADDITIONAL INFORMATION

Performance Graph

The following graph compares the annual percentage change in our cumulative total stockholder return on our common stock during a period commencing on December 17, 2003, the date our shares began trading, and ending on June 30, 2005 (as measured by dividing (A) the difference between our share price at the end and the beginning of the measurement period by (B) our share price at the beginning of the measurement period) with the cumulative total return of the Nasdaq Stock Market (U.S. companies) Index (the “Nasdaq Market Index”) and the Bloomberg US Internet Index (the “BUSNET”) during such period.

The graph assumes that $100 was invested on December 17, 2003 in our common stock, the Nasdaq Market Index and the BUSNET and assumes reinvestment of any dividends. We have not paid any dividends on our common stock, and we do not include dividends in the representation of our performance. The stock price performance on the graph below does not necessarily indicate future price performance.

Cumulative Total Returns

The above performance graph and related material is not “soliciting material,” is not deemed “filed” with the SEC and shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act, or the Securities Exchange Act, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such acts.

Section 16(a) Beneficial Ownership Reporting Compliance

Under Section 16(a) of the Securities Exchange Act of 1934, as amended, directors, officers and beneficial owners of 10% or more of our common stock are required to file with the SEC on a timely basis initial reports of beneficial ownership and reports of changes regarding their beneficial ownership of our common stock. Officers, directors and 10% beneficial owners are required by SEC regulations to furnish us with copies of all Section 16(a) forms that they file.

To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended June 30, 2005, all Section 16(a) filing requirements applicable to our officers, directors and greater than 10% percent beneficial owners were complied with except for one Form 4 report filed late by each of Messrs. Strauss and Wynperle on June 6, 2005 to report sales of common stock pursuant to their respective Rule 10b5-1 stock trading plans.

Annual Report

Our annual report for the fiscal year ended June 30, 2005 will be mailed to stockholders of record on or about October 11, 2005. Our annual report does not constitute, and should not be considered, a part of this proxy solicitation material.

A copy of our annual report will be furnished without charge upon receipt of a written request identifying the person so requesting a report as a stockholder of our company at our record date. Requests should be directed to Investor Relations, Provide Commerce, Inc., 5005 Wateridge Vista Drive, San Diego, California 92121.

“Householding” of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies. This year, a number of brokers with account holders who are Provide Commerce stockholders will be “householding” our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, please notify your broker or direct your written request to Investor Relations, Provide Commerce, Inc., 5005 Wateridge Vista Drive, San Diego, California 92121, by email at ir@providecommerce.com or by telephone at (858) 729-2761. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their broker.

OTHER BUSINESS

Our board of directors does not know of any matter to be presented at our annual meeting which is not listed on the Notice of Annual Meeting and discussed above. If other matters should properly come before the meeting, however, the persons named in the accompanying Proxy will vote all Proxies in accordance with their best judgment.

All stockholders are urged to complete, sign, date and return the accompanying Proxy in the enclosed envelope.

BY ORDER OF THE BOARD OF DIRECTORS,
Blake T. Bilstad
Senior Vice President, General Counsel and Secretary

Dated: October 11, 2005

Annex A

PROVIDE COMMERCE, INC.

AMENDED AND RESTATED 2003 STOCK INCENTIVE PLAN

ARTICLE 1

PURPOSE

The purpose of the Provide Commerce, Inc. Amended and Restated 2003 Stock Incentive Plan (the “Plan”) is to promote the success and enhance the value of Provide Commerce, Inc., a Delaware corporation (the “Company”), by linking the personal interests of the members of the Board, Employees, and Consultants to those of Company stockholders and by providing such individuals with an incentive for performance to generate returns to Company stockholders. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of members of the Board, Employees, and Consultants upon whose judgment, interest, and special effort the successful conduct of the Company’s operation is largely dependent.

ARTICLE 2

DEFINITIONS AND CONSTRUCTION

Wherever the following terms are used in the Plan they shall have the meanings specified below, unless the context clearly indicates otherwise. The singular pronoun shall include the plural where the context so indicates.

2.1 “Administrator” means the entity that conducts the general administration of the Plan as provided herein. With reference to the administration of the Plan with respect to Awards granted to Independent Directors, the term “Administrator” shall refer to the Board. With reference to the administration of the Plan with respect to any other Award, the term “Administrator” shall refer to the Committee unless the Board has assumed the authority for administration of the Plan generally as provided in Section 13.1. With reference to the duties of the Committee under the Plan which have been delegated to one or more persons pursuant to Section 13.5, the term “Administrator” shall refer to such person(s) unless the Committee or the Board has revoked such delegation.

2.2 “Award” means an Option, a Restricted Stock award, a Stock Appreciation Right award, a Dividend Equivalents award, a Stock Payment award, a Restricted Stock Unit award or a Performance-Based Award granted to a Participant pursuant to the Plan.

2.3 “Award Agreement” means any written or electronic agreement, contract, or other instrument or document evidencing an Award.

2.4 “Board” means the Board of Directors of the Company.

2.5 “Cause” means a Participant’s commission of any act of fraud, embezzlement or dishonesty, any unauthorized use or disclosure by a Participant of confidential information or trade secrets of the Company or any Parent or Subsidiary, or any other intentional misconduct by a Participant adversely affective the business or affairs of the Company or any Parent or Subsidiary in a material manner, in each case as determined by the Administrator, and its determination shall be conclusive and binding. However, if the term or concept of “Cause” has been defined in an agreement between a Participant and the Company or any Parent, Subsidiary or successor thereof, then “Cause” shall have the definition set forth in such agreement. The foregoing definition shall not in any way preclude or restrict the right of the Company or any Parent or Subsidiary to discharge or dismiss any Participant or other person in the service of the Company or any Parent or Subsidiary for any other acts or omissions, but such other acts or omissions shall not be deemed, for purposes of the Plan, to constitute grounds for termination for Cause.

2.6 “Change in Control” means and includes each of the following:

(a) the acquisition, directly or indirectly, by any “person” or “group” (as those terms are defined in Sections 3(a)(9), 13(d) and 14(d) of the Exchange Act and the rules thereunder) of “beneficial ownership” (as determined pursuant to Rule 13d-3 under the Exchange Act) of securities entitled to vote generally in the election of directors (“voting securities”) of the Company that represent 50% or more of the combined voting power of the Company’s then outstanding voting securities, other than:

(i) an acquisition by a trustee or other fiduciary holding securities under any employee benefit plan (or related trust) sponsored or maintained by the Company or any person controlled by the Company or by any employee benefit plan (or related trust) sponsored or maintained by the Company or any person controlled by the Company, or

(ii) an acquisition of voting securities by the Company or a corporation owned, directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the stock of the Company, or

(iii) an acquisition of voting securities pursuant to a transaction described in subsection (c) below that would not be a Change in Control under subsection (c), or

(iv) an acquisition of voting securities pursuant to the Company’s initial public offering of the Stock;

Notwithstanding the foregoing, the following event shall not constitute an “acquisition” by any person or group for purposes of this Section 2.6: an acquisition of the Company’s securities by the Company which causes the Company’s voting securities beneficially owned by a person or group to represent 50% or more of the combined voting power of the Company’s then outstanding voting securities; provided, however, that if a person or group shall become the beneficial owner of 50% or more of the combined voting power of the Company’s then outstanding voting securities by reason of share acquisitions by the Company as described above and shall, after such share acquisitions by the Company, become the beneficial owner of any additional voting securities of the Company, then such acquisition shall constitute a Change in Control; or

(b) during any period of two consecutive years, individuals who, at the beginning of such period, constitute the Board together with any new director(s) (other than a director designated by a person who shall have entered into an agreement with the Company to effect a transaction described in subsections (a) or (c) of this Section 2.6 whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the two year period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

(c) the consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of (x) a merger, consolidation, reorganization, or business combination or (y) a sale or other disposition of all or substantially all of the Company’s assets or (z) the acquisition of assets or stock of another entity, in each case other than a transaction:

(i) which results in the Company’s voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or the person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company’s assets or otherwise succeeds to the business of the Company (the Company or such person, the “Successor Entity”) directly or indirectly, at least a majority of the combined voting power of the Successor Entity’s outstanding voting securities immediately after the transaction, and

(ii) after which no person or group beneficially owns voting securities representing 50% or more of the combined voting power of the Successor Entity; provided, however, that no person or group shall be treated for purposes of this paragraph (ii) as beneficially owning 50% or more of combined voting power of the Successor Entity solely as a result of the voting power held in the Company prior to the consummation of the transaction; or

(d) the Company’s stockholders approve a liquidation or dissolution of the Company.

For purposes of subsection (a) above, the calculation of voting power shall be made as if the date of the acquisition were a record date for a vote of the Company’s stockholders, and for purposes of subsection (c) above, the calculation of voting power shall be made as if the date of the consummation of the transaction were a record date for a vote of the Company’s stockholders.

The Administrator shall have full and final authority, which shall be exercised in its discretion, to determine conclusively whether a Change in Control of the Company has occurred pursuant to the above definition, and the date of the occurrence of such Change in Control and any incidental matters relating thereto.

2.7 “Code” means the Internal Revenue Code of 1986, as amended from time to time, and the regulations issued thereunder.

2.8 “Committee” means the committee of the Board described in Article 13.

2.9 “Consultant” means any consultant or adviser if:

(a) The consultant or adviser renders bona fide services to the Company or any Parent or Subsidiary;

(b) The services rendered by the consultant or adviser are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities; and

(c) The consultant or adviser is a natural person who has contracted directly with the Company or any Parent or Subsidiary to render such services.

2.10 “Covered Employee” means an Employee who is, or is likely to become, a “covered employee” within the meaning of Section 162(m)(3) of the Code.

2.11 “Disability” means a permanent and total disability within the meaning of Section 22(e)(3) of the Code, as it may be amended from time to time.

2.12 “Dividend Equivalents” means a right granted to a Participant pursuant to Article 8 to receive the equivalent value (in cash or Stock) of dividends paid on Stock.

2.13 “Effective Date” has the meaning set forth in Section 14.1.

2.14 “Eligible Individual” means any person who is a member of the Board, a Consultant or an Employee, as determined by the Administrator.

2.15 “Employee” means any officer or other employee (as defined in accordance with Section 3401(c) of the Code) of the Company or any Parent or Subsidiary.

2.16 “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

2.17 “Expiration Date” has the meaning set forth in Section 14.3.

2.18 “Fair Market Value” means, as of any date, the value of Stock determined as follows:

(a) If the Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock as quoted on such exchange or system for the date of determination (or, if the date of determination is not a market trading day, for the last market trading day prior to the date of determination for which a closing sales price is reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(b) If the Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean of the closing bid and asked prices for the Stock on the date prior to the date of determination as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(c) In the absence of an established market for the Stock, the Fair Market Value thereof shall be determined in good faith by the Administrator.

2.19 “Hostile Tender Offer” means a Change in Control pursuant to Section 2.6(a) pursuant to a tender or exchange offer made directly to the Company’s stockholders which the Board does not recommend such stockholders to accept.

2.20 “Incentive Stock Option” means an Option that is intended to be an incentive stock option and meets the requirements of Section 422 of the Code or any successor provision thereto.

2.21 “Independent Director” means a member of the Board who is not an Employee.

2.22 “Involuntary Termination” means a Participant’s Termination of Employment, Termination of Consultancy or Termination of Directorship which occurs by reason of:

(a) such Participant’s involuntary dismissal or discharge by the Company or any Parent or Subsidiary for reasons other than Cause; or

(b) such Participant’s voluntary resignation following (i) a change in his or her position with the Company or any Parent or Subsidiary which materially reduces his or her duties and responsibilities or the level of management to which he or she reports, (ii) a reduction in his or her level of compensation (including base salary, fringe benefits and target bonus under any corporate-performance-based bonus or incentive programs) by more than 15% or (iii) a relocation of such Participant’s place of employment by more than 50 miles, provided and only if such change, reduction or relocation is effected by the Company or any Parent or Subsidiary without the Participant’s consent.

However, if the term or concept of “Involuntary Termination” has been defined in an agreement between a Participant and the Company or any successor or parent or Subsidiary thereof, then “Involuntary Termination” shall have the definition set forth in such agreement.

2.23 “Non-Employee Director” means a member of the Board who qualifies as a “Non-Employee Director” as defined in Rule 16b-3(b)(3) of the Exchange Act, or any successor rule.

2.24 “Non-Qualified Stock Option” means an Option that is not intended to be or otherwise does not qualify as an Incentive Stock Option.

2.25 “Option” means a right granted to a Participant pursuant to Article 5 of the Plan to purchase a specified number of shares of Stock at a specified price during specified time periods. An Option may be either an Incentive Stock Option or a Non-Qualified Stock Option.

2.26 “Parent” means any “parent corporation” as defined in Section 424(e) of the Code and any applicable regulations promulgated thereunder of the Company or any other entity which beneficially owns, directly or indirectly, a majority of the outstanding voting stock or voting power of the Company.

2.27 “Participant” means any Eligible Individual who, as a member of the Board, a Consultant or an Employee, has been granted an Award pursuant to the Plan.

2.28 “Performance-Based Award” means an Award granted to selected Covered Employees pursuant to Articles 6 and 8, but which is subject to the terms and conditions set forth in Article 9.

2.29 “Performance Criteria” means the criteria that the Administrator selects for purposes of establishing the Performance Goal or Performance Goals for a Participant for a Performance Period. The Performance Criteria that will be used to establish Performance Goals are limited to the following: net earnings (either before or after interest, taxes, depreciation and amortization), sales or revenue, net income (either before or after taxes), operating earnings, cash flow (including, but not limited to, operating cash flow and free cash flow), return on net assets, return on stockholders’ equity, return on sales, gross or net profit margin, working capital, earnings per share and price per share of Stock, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group. The Administrator shall, within the time prescribed by Section 162(m) of the Code, define in an objective fashion the manner of calculating the Performance Criteria it selects to use for such Performance Period for such Participant.

2.30 “Performance Goals” means, for a Performance Period, the goals established in writing by the Administrator for the Performance Period based upon the Performance Criteria. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of a Subsidiary, division or other operational unit, or an individual. The Administrator, in its discretion, may, within the time prescribed by Section 162(m) of the Code, adjust or modify the calculation of Performance Goals for such Performance Period in order to prevent the dilution or enlargement of the rights of Participants (i) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event, or development, or (ii) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company, or the financial statements of the Company, or in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions.

2.31 “Performance Period” means the one or more periods of time, which may be of varying and overlapping durations, as the Administrator may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to, and the payment of, a Performance-Based Award.

2.32 “Plan” means this Provide Commerce, Inc. Amended and Restated 2003 Stock Incentive Plan, as it may be amended from time to time.

2.33 “Qualified Performance-Based Compensation” means any compensation that is intended to qualify as “qualified performance-based compensation” as described in Section 162(m)(4)(C) of the Code.

2.34 “Restricted Stock” means Stock awarded to a Participant pursuant to Article 6 that is subject to certain restrictions and may be subject to risk of forfeiture or repurchase.

2.35 “Restricted Stock Unit” means a right to receive a share of Stock during specified time periods granted pursuant to Section 8.3.

2.36 “Securities Act” means the Securities Act of 1933, as amended from time to time.

2.37 “Section 409A Award” has the meaning set forth in Section 10.1.

2.38 “Stock” means the common stock of the Company and such other securities of the Company that may be substituted for Stock pursuant to Article 12.

2.39 “Stock Appreciation Right” or “SAR” means a right granted pursuant to Article 7 to receive a payment equal to the excess of the Fair Market Value of a specified number of shares of Stock on the date the SAR is exercised over the Fair Market Value of such number of shares of Stock on the date the SAR was granted as set forth in the applicable Award Agreement.

2.40 “Stock Payment” means (a) a payment in the form of shares of Stock, or (b) an option or other right to purchase shares of Stock, as part of any bonus, deferred compensation or other arrangement, made in lieu of all or any portion of the compensation, granted pursuant to Section 8.2.

2.41 “Subsidiary” means any “subsidiary corporation” as defined in Section 424(f) of the Code and any applicable regulations promulgated thereunder of the Company or any other entity of which a majority of the outstanding voting stock or voting power is beneficially owned directly or indirectly by the Company.

2.42 “Successor Entity” has the meaning set forth in Section 2.6.

2.43 “Tender Offer Price” means the greater of (a) the Fair Market Value per share of Stock on the date an Option is surrendered to the Company in connection with a Hostile Tender Offer or (b) the highest reported price per share of Stock paid by the tender offeror in effective such Hostile Tender Offer.

2.44 “Termination of Consultancy” means the time when the engagement of a Participant as a Consultant to the Company or a Parent or Subsidiary is terminated for any reason, with or without cause, including, but not by way of limitation, by resignation, discharge, death or retirement, but excluding terminations where there is a simultaneous commencement of employment with the Company or any Parent or Subsidiary. The Administrator, in its absolute discretion, shall determine the effect of all matters and questions relating to Termination of Consultancy, including, but not by way of limitation, the question of whether a Termination of Consultancy resulted from a discharge for good cause, and all questions of whether a particular leave of absence constitutes a Termination of Consultancy. Notwithstanding any other provision of the Plan, the Company or any Parent or Subsidiary has an absolute and unrestricted right to terminate a Consultant’s service at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in writing.

2.45 “Termination of Directorship” shall mean the time when a Participant who is a Non-Employee Director ceases to be a member of the Board for any reason, including, but not by way of limitation, a termination by resignation, failure to be elected, death or retirement. The Board, in its sole and absolute discretion, shall determine the effect of all matters and questions relating to Termination of Directorship with respect to Non-Employee Directors.

2.46 “Termination of Employment” shall mean the time when the employee-employer relationship between a Participant and the Company or any Parent or Subsidiary is terminated for any reason, with or without cause, including, but not by way of limitation, a termination by resignation, discharge, death, disability or retirement; but excluding: (a) terminations where there is a simultaneous reemployment or continuing employment of a Participant by the Company or any Parent or Subsidiary, (b) at the discretion of the Administrator, terminations which result in a temporary severance of the employee-employer relationship, and (c) at the discretion of the Administrator, terminations which are followed by the simultaneous establishment of a consulting relationship by the Company or a Parent or Subsidiary with the former employee. The Administrator, in its absolute discretion, shall determine the effect of all matters and questions relating to Termination of Employment, including, but not by way of limitation, the question of whether a Termination of Employment resulted from a discharge for good cause, and all questions of whether a particular leave of absence constitutes a Termination of Employment; provided, however, that, with respect to Incentive Stock Options, unless otherwise determined by the Administrator in its discretion, a leave of absence, change in status from an employee to an independent contractor or other change in the employee-employer relationship shall constitute a Termination of Employment if, and to the extent that, such leave of absence, change in status or other change interrupts employment for the purposes of Section 422(a)(2) of the Code and the then applicable regulations and revenue rulings under said Section; provided, further, that the vesting of any Award shall be tolled effective as of the first day of any authorized leave of absence by the Participant holding such Award that does not constitute a Termination of Employment and, should the Participant resume active Employee status within 60 days after the start date of such authorized leave of absence, the Participant shall, for purposes of the vesting schedule set forth in the Award Agreement, receive service credit for the entire period of such leave of absence (if the Participant does not resume active Employee status within 60 days after the start date of an authorized leave of absence, the Participant shall not receive any service credit for the period of such leave of absence). In the event that a Subsidiary by which an Employee is employed is sold or otherwise disposed of by the Company, such Employee shall have a Termination of Employment as of the consummation of such sale or other disposition.

ARTICLE 3

SHARES SUBJECT TO THE PLAN

3.1 Number of Shares.

(a) Subject to Article 12 and Section 3.1(b), the aggregate number of shares of Stock which may be issued or transferred pursuant to Awards under the Plan shall be 4,608,375 shares. In addition, subject to Article 12, commencing on January 1, 2006, and on each January 1 thereafter during the term of the Plan, the number of shares of Stock which shall be made available for sale under the Plan shall be increased by that number of shares of Stock equal to the lesser of (i) 3% of the total number of shares of Stock outstanding on the last trading day in December of the immediately preceding calendar year, (ii) 625,000 shares, or (iii) a lesser amount determined by the Board. Notwithstanding anything in this Section 3.1(a) to the contrary, the number of shares of Stock that may be issued or transferred pursuant to Awards under the Plan shall not exceed an aggregate of 50,000,000 shares, subject to Article 12 and Section 3.1(b).

(b) To the extent that an Award terminates, expires, or lapses for any reason, any shares of Stock subject to the Award shall again be available for the grant of an Award pursuant to the Plan. Additionally, any shares of Stock tendered or withheld to satisfy the grant or exercise price or tax withholding obligation pursuant to any Award shall again be available for the grant of an Award pursuant to the Plan. To the extent permitted by applicable law or any exchange rule, shares of Stock issued in assumption of, or in substitution for, any outstanding awards of any entity acquired in any form of combination by the Company or any Parent or Subsidiary shall not be counted against shares of Stock available for grant pursuant to this Plan. If any shares of Restricted Stock are forfeited by a Participant or repurchased by the Company pursuant to Section 6.3 hereof, such shares shall again be available for the grant of an Award pursuant to the Plan. The payment of Dividend Equivalents in cash in conjunction with any outstanding Awards shall not be counted against the shares available for issuance under the Plan.

(c) Notwithstanding the provisions of this Section 3.1, no shares of Stock may again be optioned, granted or awarded if such action would cause an Incentive Stock Option to fail to qualify as an Incentive Stock Option under Section 422 of the Code.

3.2 Stock Distributed. Any Stock distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Stock, treasury stock or Stock purchased on the open market.

3.3 Limitation on Number of Shares Subject to Awards. Notwithstanding any provision in the Plan to the contrary, and subject to Article 12, the maximum number of shares of Stock with respect to one or more Awards that may be granted to any one Participant during any calendar year shall be 500,000.

ARTICLE 4

ELIGIBILITY AND PARTICIPATION

4.1 Eligibility. Persons eligible to participate in this Plan include Employees, Consultants and members of the Board, as determined by the Administrator.

4.2 Participation. Subject to the provisions of the Plan, the Administrator may, from time to time, select from among all Eligible Individuals those to whom Awards shall be granted and shall determine the nature and amount of each Award. No individual shall have any right to be granted an Award pursuant to this Plan.

4.3 Foreign Participants. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company and its Parents or Subsidiaries operate or have Eligible Individuals, the Administrator, in its sole discretion, shall have the power and authority to: (i) determine which Parents or Subsidiaries shall be covered by the Plan; (ii) determine which Eligible Individuals outside the United States are eligible to participate in the Plan; (iii) modify the terms and conditions of any Award granted to

Eligible Individuals outside the United States to comply with applicable foreign laws; (iv) establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable (any such subplans and/or modifications shall be attached to this Plan as appendices); provided, however, that no such subplans and/or modifications shall increase the share limitations contained in Sections 3.1 and 3.3 of the Plan; and (v) take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local governmental regulatory exemptions or approvals. Notwithstanding the foregoing, the Administrator may not take any actions hereunder, and no Awards shall be granted, that would violate the Exchange Act, the Code, any securities law or governing statute or any other applicable law.

ARTICLE 5

STOCK OPTIONS

5.1 General. The Administrator is authorized to grant Options to Eligible Individuals on the following terms and conditions:

(a) Exercise Price. The exercise price per share of Stock subject to an Option shall be determined by the Administrator and set forth in the Award Agreement; provided that the exercise price per share for any Option shall not be less than 100% of the Fair Market Value per share of the Stock on the date of grant.

(b) Time and Conditions of Exercise. The Administrator shall determine the time or times at which an Option may be exercised in whole or in part; provided that the term of any Option granted under the Plan shall not exceed ten years. The Administrator shall also determine the performance or other conditions, if any, that must be satisfied before all or part of an Option may be exercised. The Administrator may extend the term of any outstanding Option in connection with any Termination of Employment, Termination of Directorship or Termination of Consultancy of the Participant holding such Option, or amend any other term or condition of such Option relating to such a Termination of Employment, Termination of Directorship or Termination of Consultancy.

(c) Payment. The Administrator shall determine the methods, terms and conditions by which the exercise price of an Option may be paid, and the form and manner of payment, including, without limitation, payment in the form of cash, a promissory note bearing interest at no less than such rate as shall then preclude the imputation of interest under the Code, shares of Stock, or other property acceptable to the Administrator and payment through the delivery of a notice that the Participant has placed a market sell order with a broker with respect to shares of Stock then issuable upon exercise of the Option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the Option exercise price; provided that payment of such proceeds is then made to the Company upon settlement of such sale, and the methods by which shares of Stock shall be delivered or deemed to be delivered to Participants. Notwithstanding any other provision of the Plan to the contrary, no Participant who is a member of the Board or an “executive officer” of the Company within the meaning of Section 13(k) of the Exchange Act shall be permitted to pay the exercise price of an Option, or continue any extension of credit with respect to the exercise price of an Option with a loan from the Company or a loan arranged by the Company, in any method which would violate Section 13(k) of the Exchange Act.

(d) Evidence of Grant. All Options shall be evidenced by an Award Agreement between the Company and the Participant. The Award Agreement shall include such additional provisions as may be specified by the Administrator.

5.2 Incentive Stock Options. Incentive Stock Options may be granted only to employees (as defined in accordance with Section 3401(c) of the Code) of the Company or a Subsidiary which constitutes a “subsidiary corporation” of the Company within Section 424(f) of the Code or a Parent which constitutes a “parent corporation” of the Company within the meaning of Section 424(e) of the Code, and the terms of any Incentive

Stock Options granted pursuant to the Plan must comply with the following additional provisions of this Section 5.2 in addition to the requirements of Section 5.1:

(a) Ten Percent Owners. An Incentive Stock Option shall be granted to any individual who, at the date of grant, owns stock possessing more than ten percent of the total combined voting power of all classes of Stock of the Company or any “subsidiary corporation” of the Company or “parent corporation” of the Company (each within the meaning of Section 424 of the Code) only if such Option is granted at an exercise price per share that is not less than 110% of the Fair Market Value per share of the Stock on the date of the grant and the Option is exercisable for no more than five years from the date of grant.

(b) Transfer Restriction. An Incentive Stock Option shall not be transferable by the Participant other than by will or by the laws of descent or distribution.

(c) Right to Exercise. During a Participant’s lifetime, an Incentive Stock Option may be exercised only by the Participant.

(d) Failure to Meet Requirements. Any Option (or portion thereof) purported to be an Incentive Stock Option which, for any reason, fails to meet the requirements of Section 422 of the Code shall be considered a Non-Qualified Stock Option.

5.3 Substitution of Stock Appreciation Rights. The Administrator may provide in the Award Agreement evidencing the grant of an Option that the Administrator, in its sole discretion, shall have to right to substitute a Stock Appreciation Right for such Option at any time prior to or upon exercise of such Option; provided that such Stock Appreciation Right shall be exercisable with respect to the same number of shares of Stock for which such substituted Option would have been exercisable.

ARTICLE 6

RESTRICTED STOCK AWARDS

6.1 Grant of Restricted Stock. The Administrator is authorized to make Awards of Restricted Stock to any Eligible Individual selected by the Administrator in such amounts and subject to such terms and conditions as determined by the Administrator. All Awards of Restricted Stock shall be evidenced by an Award Agreement.

6.2 Issuance and Restrictions. Restricted Stock shall be subject to such repurchase restrictions, forfeiture restrictions, restrictions on transferability and other restrictions as the Administrator may impose (including, without limitation, limitations on the right to vote Restricted Stock or the right to receive dividends on the Restricted Stock). These restrictions may lapse separately or in combination at such times, pursuant to such circumstances or installments or otherwise as the Administrator determines at the time of the grant of the Award or thereafter. Alternatively, these restrictions may lapse pursuant to the satisfaction of one or more Performance Goals or other specific performance goals as the Administrator determines to be appropriate at the time of the grant of the Award or thereafter, in each case on a specified date or dates or over any period or periods determined by the Administrator.

6.3 Purchase Price. The Administrator may establish the exercise or purchase price, if any, of any Award of Restricted Stock; provided, however, that such price shall not be less than the par value of a share of Stock on the date of grant, unless otherwise permitted by applicable state law.

6.4 Repurchase or Forfeiture. Except as otherwise determined by the Administrator at the time of the grant of the Award or thereafter, upon a Participant’s Termination of Employment, Termination of Directorship or Termination of Consultancy during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited or subject to repurchase by the Company (or its assignee) under such terms as the Administrator shall determine; provided, however, that the Administrator may (a) provide in any Restricted Stock Award Agreement that restrictions or forfeiture conditions relating to Restricted Stock will be waived in whole or in part in the event of a Participant’s Termination of Employment, Termination of Directorship or Termination of Consultancy under certain circumstances, and (b) in other cases waive in whole or in part restrictions or forfeiture conditions relating to Restricted Stock.

6.5 Certificates for Restricted Stock. Restricted Stock granted pursuant to the Plan may be evidenced in such manner as the Administrator shall determine. If certificates representing shares of Restricted Stock are registered in the name of the Participant, certificates must bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, and the Company may, at its discretion, retain physical possession of the certificate until such time as all applicable restrictions lapse or the Award Agreement may provide that the shares shall be held in escrow by an escrow agent designated by the Company.

ARTICLE 7

STOCK APPRECIATION RIGHTS

7.1 Grant of Stock Appreciation Rights. A Stock Appreciation Right may be granted to any Eligible Individual selected by the Administrator. A Stock Appreciation Right shall be subject to such terms and conditions not inconsistent with the Plan as the Administrator shall impose and shall be evidenced by an Award Agreement.

7.2 Terms of Stock Appreciation Rights.

(a) A Stock Appreciation Right shall have a term set by the Administrator. A Stock Appreciation Right shall be exercisable in such installments as the Administrator may determine. A Stock Appreciation Right shall cover such number of shares of Stock as the Administrator may determine. The exercise price per share of Stock subject to each Stock Appreciation Right shall be set by the Administrator; provided that the exercise price per share for any Stock Appreciation Right shall not be less than 100% of the Fair Market Value per share of the Stock on the date of grant.

(b) A Stock Appreciation Right shall entitle the Participant (or other person entitled to exercise the Stock Appreciation Right pursuant to the Plan) to exercise all or a specified portion of the Stock Appreciation Right (to the extent then exercisable pursuant to its terms) and to receive from the Company an amount determined by multiplying (i) the amount (if any) by which the Fair Market Value of a share of Stock on the date of exercise of the Stock Appreciation Right exceeds the exercise price per share of the Stock Appreciation Right, by (ii) the number of shares of Stock with respect to which the Stock Appreciation Right shall have been exercised, subject to any limitations the Administrator may impose.

7.3 Payment and Limitations on Exercise.

(a) Subject to Sections 7.3(b) and (c), payment of the amounts determined under Sections 7.2(b) above shall be in cash, in Stock (based on its Fair Market Value as of the date the Stock Appreciation Right is exercised) or a combination of both, as determined by the Administrator.

(b) To the extent payment for a Stock Appreciation Right is to be made in cash, the Award Agreement shall, to the extent necessary to comply with the requirements of Section 409A of the Code, specify the date of payment, which may be different than the date of exercise of the Stock Appreciation Right. If the date of payment for a Stock Appreciation Right is later than the date of exercise, the Award Agreement may specify that the Participant be entitled to earnings on such amount until paid.

(c) To the extent any payment under Section 7.2(b) is effected in Stock, it shall be made subject to satisfaction of all provisions of Article 5 above pertaining to Options.

ARTICLE 8

OTHER TYPES OF AWARDS

8.1 Dividend Equivalents.

(a) Any Eligible Individual selected by the Administrator may be granted Dividend Equivalents based on the dividends on the shares of Stock that are subject to any Award, to be credited as of dividend payment dates, during the period between the date the Award is granted and the date the Award is exercised, vests or expires, as determined by the Administrator. Such Dividend Equivalents shall be converted to cash or additional shares of Stock by such formula and at such time and subject to such limitations as may be determined by the Administrator.

(b) Dividend Equivalents granted with respect to Options or SARs that are intended to be Qualified Performance-Based Compensation shall be payable, with respect to pre-exercise periods, regardless of whether such Option or SAR is subsequently exercised.

8.2 Stock Payments. Any Eligible Individual selected by the Administrator may receive Stock Payments in the manner determined from time to time by the Administrator; provided, that unless otherwise determined by the Administrator such Stock Payments shall be made in lieu of base salary, bonus, or other cash compensation otherwise payable to such Eligible Individual. The number of shares shall be determined by the Administrator and may be based upon the Performance Goals or other specific performance goals determined appropriate by the Administrator.

8.3 Restricted Stock Units. The Administrator is authorized to make Awards of Restricted Stock Units to any Eligible Individual selected by the Administrator in such amounts and subject to such terms and conditions as determined by the Administrator. At the time of grant, the Administrator shall specify the date or dates on which the Restricted Stock Units shall become fully vested and nonforfeitable, and may specify such conditions to vesting as it deems appropriate. Alternatively, Restricted Stock Units may become fully vested and nonforfeitable pursuant to the satisfaction of one or more Performance Goals or other specific performance goals as the Administrator determines to be appropriate at the time of the grant of the Restricted Stock Units or thereafter, in each case on a specified date or dates or over any period or periods determined by the Administrator. At the time of grant, the Administrator shall specify the maturity date applicable to each grant of Restricted Stock Units which shall be no earlier than the vesting date or dates of the Award and may be determined at the election of the Eligible Individual to whom the Award is granted. On the maturity date, the Company shall transfer to the Participant one unrestricted, fully transferable share of Stock for each Restricted Stock Unit that is vested and scheduled to be distributed on such date and not previously forfeited. The Administrator shall specify the purchase price, if any, to be paid by the Participant to the Company for such shares of Stock.

8.4 Term. Except as otherwise provided herein, the term of any Award of Dividend Equivalents, Stock Payments or Restricted Stock Units shall be set by the Administrator in its discretion.

8.5 Exercise or Purchase Price. The Administrator may establish the exercise or purchase price, if any, of any Award of Stock Payments or Restricted Stock Units; provided, however, that such price shall not be less than the par value of a share of Stock on the date of grant, unless otherwise permitted by applicable state law.

8.6 Form of Payment. Payments with respect to any Awards granted under Sections 8.1, 8.2 or 8.3 shall be made in cash, in Stock or a combination of both, as determined by the Administrator.

8.7 Award Agreement. All Awards under this Article 8 shall be subject to such additional terms and conditions as determined by the Administrator and shall be evidenced by a written Award Agreement.

ARTICLE 9

PERFORMANCE-BASED AWARDS

9.1 Purpose. The purpose of this Article 9 is to provide the Administrator the ability to qualify Awards other than Options and SARs and that are granted pursuant to articles 6 and 8 as Qualified Performance-Based Compensation. If the Administrator, in its discretion, decides to grant a Performance-Based Award to a Covered Employee, the provisions of this Article 9 shall control over any contrary provision contained in Articles 6 or 8;

provided, however, that the Administrator may in its discretion grant Awards to Covered Employees that are based on Performance Criteria or Performance Goals but that do not satisfy the requirements of this Article 9.

9.2 Applicability. This Article 9 shall apply only to those Covered Employees selected by the Administrator to receive Performance-Based Awards. The designation of a Covered Employee as a Participant for a Performance Period shall not in any manner entitle the Participant to receive an Award for the period. Moreover, designation of a Covered Employee as a Participant for a particular Performance Period shall not require designation of such Covered Employee as a Participant in any subsequent Performance Period and designation of one Covered Employee as a Participant shall not require designation of any other Covered Employees as a Participant in such period or in any other period.

9.3 Procedures with Respect to Performance-Based Awards. To the extent necessary to comply with the Qualified Performance-Based Compensation requirements of Section 162(m)(4)(c) of the Code, with respect to any Award granted under Articles 6 and 8 which may be granted to one or more Covered Employees, no later than ninety (90) days following the commencement of any fiscal year in question or any other designated fiscal period or period of service (or such other time as may be required or permitted by Section 162(m) of the Code), the Administrator shall, in writing, (a) designate one or more Covered Employees, (b) select the Performance Criteria applicable to the Performance Period, (c) establish the Performance Goals, and amounts of such Awards, as applicable, which may be earned for such Performance Period, and (d) specify the relationship between Performance Criteria and the Performance Goals and the amounts of such Awards, as applicable, to be earned by each Covered Employee for such Performance Period. Following the completion of each Performance Period, the Administrator shall certify in writing whether the applicable Performance Goals have been achieved for such Performance Period. In determining the amount earned by a Covered Employee, the Administrator shall have the right to reduce or eliminate (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Administrator may deem relevant to the assessment of individual or corporate performance for the Performance Period.

9.4 Payment of Performance-Based Awards. Unless otherwise provided in the applicable Award Agreement, a Participant must be employed by the Company or a Parent or Subsidiary on the day a Performance-Based Award for such Performance Period is paid to the Participant. Furthermore, a Participant shall be eligible to receive payment pursuant to a Performance-Based Award for a Performance Period only if the Performance Goals for such period are achieved.

9.5 Additional Limitations. Notwithstanding any other provision of the Plan, any Award which is granted to a Covered Employee and is intended to constitute Qualified Performance-Based Compensation shall be subject to any additional limitations set forth in Section 162(m) of the Code (including any amendment to Section 162(m) of the Code) or any regulations or rulings issued thereunder that are requirements for qualification as qualified performance-based compensation as described in Section 162(m)(4)(C) of the Code, and the Plan shall be deemed amended to the extent necessary to conform to such requirements.

ARTICLE 10

COMPLIANCE WITH SECTION 409A OF THE CODE

10.1 Awards subject to Code Section 409A. Any Award that constitutes, or provides for, a deferral of compensation subject to Section 409A of the Code (a “Section 409A Award”) shall satisfy the requirements of Section 409A of the Code and this Article 10, to the extent applicable. The Award Agreement with respect to a Section 409A Award shall incorporate the terms and conditions required by Section 409A of the Code and this Article 10.

10.2 Distributions under a Section 409A Award.

(a) Subject to subsection (b), any shares of Stock or other property or amounts to be paid or distributed upon the grant, issuance, vesting, exercise or payment of a Section 409A Award shall be distributed in accordance with the requirements of Section 409A(a)(2) of the Code, and shall not be distributed earlier than:

(i) the Participant’s separation from service, as determined by the Secretary of the Treasury;

(ii) the date the Participant becomes disabled;

(iii) the Participant’s death;

(iv) a specified time (or pursuant to a fixed schedule) specified under the Award Agreement at the date of the deferral compensation;

(v) to the extent provided by the Secretary of the Treasury, a change in the ownership or effective control of the Company or a Parent or Subsidiary, or in the ownership of a substantial portion of the assets of the Company or a Parent or Subsidiary; or

(vi) the occurrence of an unforeseeable emergency with respect to the Participant.

(b) In the case of a Participant who is a “specified employee,” the requirement of paragraph (a)(i) shall be met only if the distributions with respect to the Section 409A Award may not be made before the date which is six months after the Participant’s separation from service (or, if earlier, the date of the Participant’s death). For purposes of this subsection (b), a Participant shall be a “specified employee” if such Participant is a key employee (as defined in Section 416(i) of the Code without regard to paragraph (5) thereof) of a corporation any stock of which is publicly traded on an established securities market or otherwise, as determined under Section 409A(a)(2)(B)(i) of the Code and the Treasury Regulations thereunder.

(c) The requirement of paragraph (a)(vi) shall be met only if, as determined under Treasury Regulations under Section 409A(a)(2)(B)(ii) of the Code, the amounts distributed with respect to the unforeseeable emergency do not exceed the amounts necessary to satisfy such unforeseeable emergency plus amounts necessary to pay taxes reasonably anticipated as a result of the distribution, after taking into account the extent to which such unforeseeable emergency is or may be relieved through reimbursement or compensation by insurance or otherwise or by liquidation of the Participant’s assets (to the extent the liquidation of such assets would not itself cause severe financial hardship).

(d) For purposes of this Section, the terms specified therein shall have the respective meanings ascribed thereto under Section 409A of the Code and the Treasury Regulations thereunder.

10.3 Prohibition on Acceleration of Benefits. The time or schedule of any distribution or payment of any shares of Stock or other property or amounts under a Section 409A Award shall not be accelerated, except as otherwise permitted under Section 409A(a)(3) of the Code and the Treasury Regulations thereunder.

10.4 Elections under Section 409A Awards.

(a) Any deferral election provided under or with respect to an Award to any Eligible Individual, or to the Participant holding a Section 409A Award, shall satisfy the requirements of Section 409A(a)(4)(B) of the Code, to the extent applicable, and, except as otherwise permitted under paragraph (i) or (ii) below, any such deferral election with respect to compensation for services performed during a taxable year shall be made not later than the close of the preceding taxable year, or at such other time as provided in Treasury Regulations.

(i) In the case of the first year in which an Eligible Individual or a Participant holding a Section 409A Award, becomes eligible to participate in the Plan, any such deferral election may be made with respect to services to be performed subsequent to the election with thirty days after the date the Eligible Individual, or the Participant holding a Section 409A Award, becomes eligible to participate in the Plan, as provided under Section 409A(a)(4)(B)(ii) of the Code.

(ii) In the case of any performance-based compensation based on services performed by an Eligible Individual, or the Participant holding a Section 409A Award, over a period of at least twelve months, any such deferral election may be made no later than six months before the end of the period, as provided under Section 409A(a)(4)(B)(iii) of the Code.

(b) In the event that a Section 409A Award permits, under a subsequent election by the Participant holding such Section 409A Award, a delay in a distribution or payment of any shares of Stock or other property or amounts under such Section 409A Award, or a change in the form of distribution or payment, such subsequent election shall satisfy the requirements of Section 409A(a)(4)(C) of the Code, and:

(i) such subsequent election may not take effect until at least twelve months after the date on which the election is made,

(ii) in the case such subsequent election relates to a distribution or payment not described in Section 10.2(a)(ii), (iii) or (vi), the first payment with respect to such election may be deferred for a period of not less than five years from the date such distribution or payment otherwise would have been made, and

(iii) in the case such subsequent election relates to a distribution or payment described in Section 10.2(a)(iv), such election may not be made less than twelve months prior to the date of the first scheduled distribution or payment under Section 10.2(a)(iv).

10.5 Compliance in Form and Operation. A Section 409A Award, and any election under or with respect to such Section 409A Award, shall comply in form and operation with the requirements of Section 409A of the Code and the Treasury Regulations thereunder.

ARTICLE 11

PROVISIONS APPLICABLE TO AWARDS

11.1 Stand-Alone and Tandem Awards. Awards granted pursuant to the Plan may, in the discretion of the Administrator, be granted either alone, in addition to, or in tandem with, any other Award granted pursuant to the Plan. Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.

11.2 Award Agreement. Awards under the Plan shall be evidenced by Award Agreements that set forth the terms, conditions and limitations for each Award which may include the term of an Award, the provisions applicable in the event of the Participant’s Termination of Employment, Termination of Directorship or Termination of Consultancy, and the Company’s authority to unilaterally or bilaterally amend, modify, suspend, cancel or rescind an Award.

11.3 Limits on Transfer.

(a) Except as otherwise provided by the Administrator pursuant to Section 11.3(b), no right or interest of a Participant in any Award may be pledged, encumbered, or hypothecated to or in favor of any party other than the Company or a Parent or Subsidiary, or shall be subject to any lien, obligation, or liability of such Participant to any other party other than the Company or a Parent or Subsidiary. Except as otherwise provided by the Administrator pursuant to Section 11.3(b), no Award shall be assigned, transferred, or otherwise disposed of by a Participant other than by will or the laws of descent and distribution, unless and until such Award has been exercised, or the shares underlying such Award have been issued, and all restrictions applicable to such shares have lapsed.

(b) Notwithstanding Section 11.3(a), the Administrator, in its sole discretion, may permit an Award (other than an Incentive Stock Option) to be transferred to, exercised by and paid to any one or more

Permitted Transferees (as defined below), subject to the following terms and conditions: (i) an Award transferred to a Permitted Transferee shall not be assignable or transferable by the Permitted Transferee other than by will or the laws of descent and distribution; (ii) any Award which is transferred to a Permitted Transferee shall continue to be subject to all the terms and conditions of the Award as applicable to the original Participant (other than the ability to further transfer the Award); and (iii) the Participant and the Permitted Transferee shall execute any and all documents requested by the Administrator, including, without limitation documents to (A) confirm the status of the transferee as a Permitted Transferee, (B) satisfy any requirements for an exemption for the transfer under applicable federal and state securities laws and (C) evidence the transfer. For purposes of this Section 11.3(b), “Permitted Transferee” shall mean, with respect to a Participant, any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Participant’s household (other than a tenant or employee), a trust in which these persons (or the Participant) control the management of assets, and any other entity in which these persons (or the Participant) own more than fifty percent of the voting interests, or any other transferee specifically approved by the Administrator.

11.4 Beneficiaries. Notwithstanding Section 11.3, a Participant may, in the manner determined by the Administrator, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant’s death. A beneficiary, legal guardian, legal representative, or other person claiming any rights pursuant to the Plan is subject to all terms and conditions of the Plan and any Award Agreement applicable to the Participant, except to the extent the Plan and Award Agreement otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Administrator. If the Participant is married and resides in a community property state, a designation of a person other than the Participant’s spouse as his or her beneficiary with respect to more than 50% of the Participant’s interest in the Award shall not be effective without the prior written consent of the Participant’s spouse. If no beneficiary has been designated or survives the Participant, payment shall be made to the person entitled thereto pursuant to the Participant’s will or the laws of descent and distribution. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant at any time provided the change or revocation is filed with the Administrator.

11.5 Stock Certificates; Book-Entry Procedures.

(a) Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates evidencing shares of Stock pursuant to the exercise of any Award, unless and until the Board has determined, with advice of counsel, that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the shares of Stock are listed or traded. All Stock certificates delivered pursuant to the Plan are subject to any stop-transfer orders and other restrictions as the Administrator deems necessary or advisable to comply with federal, state, or foreign jurisdiction, securities or other laws, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Stock is listed, quoted, or traded. The Administrator may place legends on any Stock certificate to reference restrictions applicable to the Stock. In addition to the terms and conditions provided herein, the Administrator may require that a Participant make such reasonable covenants, agreements, and representations as the Administrator, in its discretion, deems advisable in order to comply with any such laws, regulations, or requirements. The Administrator shall have the right to require any Participant to comply with any timing or other restrictions with respect to the settlement or exercise of any Award, including a window-period limitation, as may be imposed in the discretion of the Administrator.

(b) Notwithstanding any other provision of the Plan, unless otherwise determined by the Administrator or required by applicable law, rule or regulation, the Company shall not deliver to any Participant certificates evidencing shares of Stock issued in connection with any Award and instead such shares of Stock shall be recorded in the books of the Company (or, as applicable, its transfer agent or stock plan administrator).

11.6 Paperless Exercise. In the event that the Company establishes, for itself or using the services of a third party, an automated system for the exercise of Awards, such as a system using an internet website or interactive voice response, then the paperless exercise of Awards by a Participant may be permitted through the use of such an automated system.

ARTICLE 12

CHANGES IN CAPITAL STRUCTURE

12.1 Adjustments.

(a) In the event of any stock dividend, stock split, combination or exchange of shares, merger, consolidation, spin-off, recapitalization, distribution of Company assets to stockholders (other than normal cash dividends), or any other corporate event affecting the Stock or the share price of the Stock, the Administrator may make such proportionate adjustments, if any, as the Administrator in its discretion may deem appropriate to reflect such change with respect to (i) the aggregate number and type of shares that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Sections 3.1 and 3.3); (ii) the terms and conditions of any outstanding Awards (including, without limitation, any applicable performance targets or criteria with respect thereto); and (iii) the grant, exercise or purchase price per share for any outstanding Awards under the Plan. Any adjustment affecting an Award intended as Qualified Performance-Based Compensation shall be made consistent with the requirements of Section 162(m) of the Code.

(b) In the event of any transaction or event described in Section 12.1(a) or any unusual or nonrecurring transactions or events affecting the Company, any affiliate of the Company, or the financial statements of the Company or any affiliate (including without limitation any Change in Control), or of changes in applicable laws, regulations or accounting principles, and whenever the Administrator determines that such action is appropriate in order to prevent the dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Award under the Plan, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles, the Administrator, in its sole discretion and on such terms and conditions as it deems appropriate, either by the terms of the Award or by action taken prior to the occurrence of such transaction or event and either automatically or upon the Participant’s request, is hereby authorized to take any one or more of the following actions:

(i) To provide for either (A) termination of any such Award in exchange for an amount of cash, if any, equal to the amount that would have been received upon the exercise of such Award or realization of the Participant’s rights (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction or event described in this Section 12.1(b) the Administrator determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Participant’s rights, then such Award may be terminated by the Company without payment) or (B) the replacement of such Award with other rights or property selected by the Administrator in its sole discretion;

(ii) To provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices; and

(iii) To make adjustments in the number and type of shares of Stock (or other securities or property) subject to outstanding Awards, and in the number and kind of outstanding Restricted Stock and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding options, rights and awards and options, rights and awards which may be granted in the future;

(iv) To provide that such Award shall be exercisable or payable or fully vested with respect to all shares covered thereby, notwithstanding anything to the contrary in the Plan or the applicable Award Agreement; and

(v) To provide that the Award cannot vest, be exercised or become payable after such event.

12.2 Acceleration Upon a Change in Control.

(a) Notwithstanding Section 12.1(b), and except as may otherwise be provided in any applicable Award Agreement or other written agreement entered into between the Company and a Participant, if a Change in Control occurs and a Participant’s Awards are not continued, converted, assumed, or replaced by (i) the Company or a Parent or Subsidiary of the Company, or (ii) a Successor Entity, such Awards shall become fully exercisable and/or payable, as applicable, and all forfeiture, repurchase and other restrictions on such Awards shall lapse immediately prior to such Change in Control. Upon, or in anticipation of, a Change in Control, the Administrator may cause any and all Awards outstanding hereunder to terminate at a specific time in the future, including but not limited to the date of such Change in Control, and shall give each Participant the right to exercise such Awards during a period of time as the Administrator, in its sole and absolute discretion, shall determine.

(b) In the event that the terms of any agreement between the Company or any Parent or Subsidiary and a Participant contains provisions that conflict with and are more restrictive than the provisions of this Section 12.2, this Section 12.2 shall prevail and control and the more restrictive terms of such agreement (and only such terms) shall be of no force or effect.

(c) The Administrator shall have the discretionary authority to provide in an Award Agreement that an Award shall become fully exercisable and/or payable, as applicable, and all forfeiture, repurchase or other restrictions on such Award shall lapse, either immediately prior to a Change in Control or subsequently upon an Involuntary Termination of the Participant holding such Award within a designated period (not to exceed 18 months) following the date of any Change in Control in which such Award is continued, converted, assumed or replaced pursuant to Section 12.2(a) above.

12.3 No Other Rights. Except as expressly provided in the Plan, no Participant shall have any rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend, any increase or decrease in the number of shares of stock of any class or any dissolution, liquidation, merger, or consolidation of the Company or any other corporation. Except as expressly provided in the Plan or pursuant to action of the Administrator under the Plan, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Stock subject to an Award or the grant or exercise price of any Award.

ARTICLE 13

ADMINISTRATION

13.1 Administrator. The Administrator of the Plan shall be the Compensation Committee of the Board (or another committee or a subcommittee of the Board to which the Board delegates administration of the Plan) (such committee, the “Committee”), which Committee shall consist solely of two or more members of the Board each of whom is both an “outside director,” within the meaning of Section 162(m) of the Code, a Non-Employee Director and an “independent director” under the rules of the Nasdaq Stock Market. Notwithstanding the foregoing: (a) the full Board, acting by a majority of its members in office, shall conduct the general administration of the Plan with respect to all Awards granted to Independent Directors, and for purposes of such Awards the term “Administrator” as used in this Plan shall be deemed to refer to the Board,, and (b) the Committee may delegate its authority hereunder to the extent permitted by Section 13.5. Appointment of Committee members shall be effective upon acceptance of appointment. In its sole discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Administrator under the Plan except with respect to matters which under Rule 16b-3 under the Exchange Act or Section 162(m) of the Code, or any regulations or rules issued thereunder, are required to be determined in the sole discretion of the Committee. Committee members may resign at any time by delivering written notice to the Board. Vacancies in the Committee may only be filled by the Board.

13.2 Action by the Administrator. A majority of the Administrator shall constitute a quorum. The acts of a majority of the members present at any meeting at which a quorum is present, and, subject to applicable law, acts approved in writing by a majority of the Administrator in lieu of a meeting, shall be deemed the acts of the Administrator. Each member of the Administrator is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Parent or Subsidiary, the Company’s independent certified public accountants, or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.

13.3 Authority of Administrator. Subject to any specific designation in the Plan, the Administrator has the exclusive power, authority and discretion to:

(a) Designate Participants to receive Awards;

(b) Determine the type or types of Awards to be granted to each Participant;

(c) Determine the number of Awards to be granted and the number of shares of Stock to which an Award will relate;

(d) Determine the terms and conditions of any Award granted pursuant to the Plan, including, but not limited to, the exercise price, grant price, or purchase price, any reload provision, any restrictions or limitations on the Award, any schedule for lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, any provisions related to non-competition and recapture of gain on an Award, based in each case on such considerations as the Administrator in its sole discretion determines; provided, however, that the Administrator shall not have the authority to accelerate the vesting or waive the forfeiture of any Performance-Based Awards;

(e) Determine whether, to what extent, and pursuant to what circumstances an Award may be settled in, or the exercise price of an Award may be paid in, cash, Stock, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;

(f) Prescribe the form of each Award Agreement, which need not be identical for each Participant;

(g) Decide all other matters that must be determined in connection with an Award;

(h) Establish, adopt, or revise any rules and regulations as it may deem necessary or advisable to administer the Plan;

(i) Interpret the terms of, and any matter arising pursuant to, the Plan or any Award Agreement; and

(j) Make all other decisions and determinations that may be required pursuant to the Plan or as the Administrator deems necessary or advisable to administer the Plan.

13.4 Decisions Binding. The Administrator’s interpretation of the Plan, any Awards granted pursuant to the Plan, any Award Agreement and all decisions and determinations by the Administrator with respect to the Plan are final, binding, and conclusive on all parties.

13.5 Delegation of Authority. To the extent permitted by applicable law, the Committee may from time to time delegate to a committee of one or more members of the Board or one or more officers of the Company the authority to grant or amend Awards to Participants other than (a) senior executives of the Company who are subject to Section 16 of the Exchange Act, (b) Covered Employees, or (c) officers of the Company (or members of the Board) to whom authority to grant or amend Awards has been delegated hereunder. Any delegation hereunder shall be subject to the restrictions and limits that the Committee specifies at the time of such delegation, and the Committee may at any time rescind the authority so delegated or appoint a new delegatee. At all times, the delegatee appointed under this Section 13.5 shall serve in such capacity at the pleasure of the Committee.

ARTICLE 14

EFFECTIVE AND EXPIRATION DATES

14.1 Effective Date. The Plan will be effective on the date the Plan is approved by the Company’s stockholders (the “Effective Date”).

14.2 Stockholder Approval. The Plan will be submitted for the approval of the Company’s stockholders within twelve (12) months after the date of the Board’s initial adoption of the Plan. In addition, if the Board determines that Awards other than Options or Stock Appreciation Rights which may be granted to Section 162(m) Participants should continue to be eligible to qualify as performance-based compensation under Section 162(m)(4)(C) of the Code, the Performance Criteria must be disclosed to and approved by the Company’s stockholders no later than the first stockholder meeting that occurs in the fifth year following the year in which the Company’s stockholders previously approved the Plan, as amended and restated to include the Performance Criteria.

14.3 Expiration Date. The Plan will expire on, and no Award may be granted pursuant to the Plan after, the earlier of the tenth anniversary of (i) the date this Plan is approved by the Board or (ii) the Effective Date (the “Expiration Date”). Any Awards that are outstanding on the Expiration Date shall remain in force according to the terms of the Plan and the applicable Award Agreement.

ARTICLE 15

AMENDMENT, MODIFICATION, AND TERMINATION

15.1 Amendment, Modification, And Termination. The Board may terminate, amend or modify the Plan at any time and from time to time; provided, however, that (a) to the extent necessary to comply with any applicable law, regulation, or stock exchange rule, the Company shall obtain stockholder approval of any Plan amendment in such a manner and to such a degree as required, and (b) stockholder approval is required for any amendment to the Plan that increases the number of shares available under the Plan (other than any adjustment as provided by Article 12). Notwithstanding any provision in this Plan to the contrary, absent approval of the stockholders of the Company, no Option may be amended to reduce the per share exercise price of the shares subject to such Option below the per share exercise price as of the date the Option is granted and, except as permitted by Article 12, no Option may be granted in exchange for, or in connection with, the cancellation or surrender of an Option having a higher per share exercise price.

15.2 Awards Previously Granted. No termination, amendment, or modification of the Plan shall adversely affect in any material way any Award previously granted pursuant to the Plan without the prior written consent of the Participant.

ARTICLE 16

GENERAL PROVISIONS

16.1 No Rights to Awards. No Participant, Employee, or other person shall have any claim to be granted any Award pursuant to the Plan, and neither the Company nor the Administrator is obligated to treat Participants, Employees, and other persons uniformly.

16.2 No Stockholders Rights. Except as otherwise provided herein, a Participant shall have none of the rights of a stockholder with respect to shares of Stock covered by any Award until the Participant becomes the record owner of such shares of Stock.

16.3 Withholding. The Company or any Parent or Subsidiary shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company an amount sufficient to satisfy federal, state, local and foreign taxes (including the Participant’s employment tax obligations) required by law to be withheld with respect to any taxable event concerning a Participant arising as a result of this Plan. The Administrator may in its discretion and in satisfaction of the foregoing requirement allow a Participant to elect to have the Company or a Parent or Subsidiary, as applicable, withhold shares of Stock otherwise issuable under an Award (or allow the return of shares of Stock) having a Fair Market Value equal to the sums required to be withheld. Notwithstanding any other provision of the Plan, the number of shares of Stock which may be withheld with respect to the issuance, vesting, exercise or payment of any Award (or which may be repurchased from the Participant of such Award within six months (or such other period as may be determined by the Administrator) after such shares of Stock were acquired by the Participant from the Company) in order to satisfy the Participant’s federal, state, local and foreign income and payroll tax liabilities with respect to the issuance, vesting, exercise or payment of the Award shall be limited to the number of shares which have a Fair Market Value on the date of withholding or repurchase equal to the aggregate amount of such liabilities based on the minimum statutory withholding rates for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such supplemental taxable income.

16.4 No Right to Employment or Services. Nothing in the Plan or any Award Agreement shall interfere with or limit in any way the right of the Company or any Parent or Subsidiary to terminate any Participant’s employment or services at any time, nor confer upon any Participant any right to continue in the employ or service of the Company or any Parent or Subsidiary.

16.5 Unfunded Status of Awards. The Plan is intended to be an unfunded plan for incentive compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give the Participant any rights that are greater than those of a general creditor of the Company or any Parent or Subsidiary.

16.6 Indemnification. To the extent allowable pursuant to applicable law, the Administrator (and each member thereof) shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act pursuant to the Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her; provided he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled pursuant to the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

16.7 Relationship to other Benefits. No payment pursuant to the Plan shall be taken into account in determining any benefits pursuant to any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Parent or Subsidiary except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.

16.8 Expenses. The expenses of administering the Plan shall be borne by the Company and its Subsidiaries.

16.9 Titles and Headings. The titles and headings of the Sections in the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

16.10 Fractional Shares. No fractional shares of Stock shall be issued and the Administrator shall determine, in its discretion, whether cash shall be given in lieu of fractional shares or whether such fractional shares shall be eliminated by rounding up or down as appropriate.

16.11 Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan, the Plan, and any Award granted or awarded to any Participant who is then subject to Section 16 of the Exchange Act, shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 under the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

16.12 Government and Other Regulations. The obligation of the Company to make payment of awards in Stock or otherwise shall be subject to all applicable laws, rules, and regulations, and to such approvals by government agencies as may be required. The Company shall be under no obligation to register pursuant to the Securities Act, any of the shares of Stock paid pursuant to the Plan. If the shares paid pursuant to the Plan may in certain circumstances be exempt from registration pursuant to the Securities Act, the Company may restrict the transfer of such shares in such manner as it deems advisable to ensure the availability of any such exemption.

16.13 Governing Law. The Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the State of Delaware, without regard to the conflicts of law principles thereof.

*  *  *  *  *

I hereby certify that the foregoing Plan was duly adopted by the Board of Directors of Provide Commerce, Inc. on October 7, 2005.

*  *  *  *  *

I hereby certify that the foregoing Plan was approved by the stockholders of Provide Commerce, Inc. on             , 2005.

Executed on this             day of             , 2005.

Corporate Secretary

DETACH HERE

PROXY

PROVIDE COMMERCE, INC.

Proxy Solicited on Behalf of the Board of Directors

for the Annual Meeting of Stockholders to be held on November 9, 2005

The undersigned hereby constitutes and appoints William Strauss and Blake Bilstad, and each of them, as the undersigned’s true and lawful agents and proxies with full power of substitution in each, to represent the undersigned at the Annual Meeting of Stockholders of PROVIDE COMMERCE, INC. to be held at the office of the company and at any postponements, continuations and adjournments thereof, on all matters coming before said meeting.

You are encouraged to specify your choices by marking the appropriate boxes. SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendations. The proxies cannot vote your shares unless you sign and return this card.

PLEASE VOTE, DATE AND SIGN THIS PROXY ON THE OTHER SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

HAS YOUR ADDRESS CHANGED?	DO YOU HAVE ANY COMMENTS?

PROVIDE COMMERCE, INC.

C/O EQUISERVE TRUST COMPANY, N.A.

P.O. BOX 8694

EDISON, NJ 08818-8694

Your vote is important. Please vote immediately.

Vote-by-Internet Log on to the Internet and go to http://www.eproxyvote.com/prvd	OR	Vote-by-Telephone Call toll-free 1-877-PRX-VOTE (1-877-779-8693)

If you vote over the Internet or by telephone, please do not mail your card.

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL

☒	Please mark votes as in this example.	3782

The Board of Directors recommends a vote “FOR” the election of the nominees in Proposal 1 and “FOR” Proposal 2 listed below.

PROVIDE COMMERCE, INC.

1.	To elect nine directors of Provide Commerce. Nominees:

(01) Joel T. Citron, (02) David E.R. Dangoor, (03) Joseph P. Kennedy, (04) Arthur B. Laffer, (05) Peter J. McLaughlin, (06) James M. Myers, (07) Jordanna Schutz, (08) Marilyn R. Seymann, Ph.D., (09) William Strauss

FOR ALL NOMINEES	☐	☐	WITHHELD FROM ALL NOMINEES

☐

            For all nominee(s) except as written above

	FOR	AGAINST	ABSTAIN
2. To approve of the amended and restated 2003 Stock Incentive Plan.	☐	☐	☐

3. To ratify the appointment of Ernst & Young LLP as Provide Commerce’s independent registered public accounting firm for the fiscal year ending June 30, 2006.	☐	☐	☐

Mark box at right if you plan to attend the Annual Meeting.			☐

Mark box at right if an address change or comment has been noted on the reverse side of this card.			☐

Please sign this proxy exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, administrator, trustee or guardian, please give full title as such.

Signature:                                                  Date:                     Signature:                                          Date: